Exhibit 10.17

FINGERHUT DIRECT MARKETING, INC.
$30,000,000
13.00% SENIOR SUBORDINATED SECURED NOTES DUE MARCH 24, 2013
AND
WARRANTS

SECURITIES PURCHASE AGREEMENT

Dated as of March 23, 2006

TABLE OF CONTENTS
(Not Part of Agreement)

PURCHASER SCHEDULE

SCHEDULE 6A SCHEDULE 6B SCHEDULE 6C SCHEDULE 6J(v) SCHEDULE 6J(vi) SCHEDULE 6K SCHEDULE 8A(1) SCHEDULE 8A(2) SCHEDULE 8G SCHEDULE 8K SCHEDULE 8Q SCHEDULE 8T	- - - - - - - - - - - -	EXISTING LIENS
EXISTING INDEBTEDNESS
EXISTING INVESTMENTS
MAXIMUM SALES SHORTFALL
MAXIMUM NET INCOME SHORTFALL
RELATED PARTY TRANSACTIONS
SUBSIDIARIES
STOCKHOLDERS AND OUTSTANDING STOCK
LIST OF AGREEMENTS RESTRICTING INDEBTEDNESS
FILINGS
COLLATERAL MATTERS
INVENTORY LOCATIONS

EXHIBIT A EXHIBIT B EXHIBIT C	- - -	FORM OF SUBORDINATED NOTE FORM OF WARRANT FORM OF DISBURSEMENT DIRECTION LETTER
EXHIBIT D	-	FORM OF AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
EXHIBIT E EXHIBIT F EXHIBIT G EXHIBIT H EXHIBIT I EXHIBIT J EXHIBIT K EXHIBIT L EXHIBIT M EXHIBIT N EXHIBIT O	- - - - - - - - - - -	FORM OF AMENDED AND RESTATED STOCKHOLDERS AGREEMENT
FORM OF SUBSIDIARY GUARANTY
FORM OF SECURITY AGREEMENT
FORM OF SUBSIDIARY SECURITY AGREEMENT
FORM OF IP SECURITY AGREEMENT
FORM OF EQUITYHOLDER AGREEMENT
FORM OF VCOC LETTER
FORM OF AGREEMENT TO SUBORDINATE
FORM OF COLLATERAL AGENCY AGREEMENT
FORM OF OPINION OF COMPANY’S COUNSEL
FORM OF THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

FINGERHUT DIRECT MARKETING, INC.
4400 Baker Road
Minnetonka, Minnesota 55343
As of March 23, 2006
To Each of the Purchasers Named in the
Purchaser Schedule Attached Hereto
Ladies and Gentlemen:
     The undersigned, Fingerhut Direct Marketing, Inc., a Delaware corporation (herein called the “Company”), hereby agrees with the purchasers named in the Purchaser Schedule attached hereto (herein called the “Purchasers”) as set forth below. Reference is made to paragraph 11 hereof for definitions of capitalized terms used herein and not otherwise defined herein.
     1. AUTHORIZATION OF ISSUE OF SECURITIES.
     IA. Authorization of Subordinated Notes. The Company will authorize the issue of its senior subordinated secured promissory notes (the “Subordinated Notes”) in the aggregate principal amount of $30,000,000, to be dated the date of issue thereof, to mature March 24, 2013, to bear interest on the unpaid balance thereof from the date thereof until the principal thereof shall have become due and payable at the rate of 13.00% per annum (provided that, during any period when an Event of Default shall be in existence, at the election of the Required Holder(s) the outstanding principal balance of the Subordinated Notes shall bear interest from and after the date of such Event of Default and until the date such Event of Default ceases to be in existence at the rate per annum from time to time equal to the Default Rate) and on overdue payments at the rate per annum from time to time equal to the Default Rate, and to be substantially in the form of Exhibit A attached hereto. The term “Subordinated Notes” as used herein shall include each such senior subordinated secured promissory note delivered pursuant to any provision of this Agreement and each such senior subordinated secured promissory note delivered in substitution or exchange for any other Subordinated Note pursuant to any such provision.
     1B. Authorization of Preferred Stock Warrants. The Company will authorize the issue to the Purchasers of its Series A Preferred Stock Warrants in the form of Exhibit B hereto (the “Warrants”), initially exercisable for 41,742,458 shares of the Preferred Stock, representing 4.00% of the equity of the Company (determined on a fully diluted basis). The term Warrant as used herein shall include each Warrant delivered pursuant to any provision of this Agreement. The Warrants and the Subordinated Notes are sometimes collectively referred to herein as the “Securities.”
     2. PURCHASE AND SALE OF SECURITIES. The Company hereby agrees to sell to each Purchaser and, subject to the terms and conditions herein set forth, each Purchaser agrees to purchase from the Company the aggregate principal amount of Subordinated Notes set forth opposite such Purchaser’s name in the Purchaser Schedule attached hereto at 100% of such aggregate principal amount and, in connection therewith, the Company agrees to issue to such Purchaser Warrants to purchase the number of shares of Preferred Stock set forth opposite such Purchaser’s name in the Purchaser Schedule attached hereto at the price set forth therein. The Company will deliver to each Purchaser, at the offices of Schiff Hardin LLP at 6600 Sears Tower, Chicago, Illinois 60606, one or more Subordinated Notes and one or more Warrants, in each case, registered in such Purchaser’s name (or, if specified in the Purchaser Schedule, in the name of the nominee(s) for such Purchaser specified in the Purchaser Schedule), evidencing the aggregate principal amount of Subordinated Notes or Warrants representing the right to purchase the aggregate number of shares of Preferred Stock, as applicable, to be purchased by or issued to such Purchaser and in the denomination or denominations specified with respect to such Purchaser in the Purchaser Schedule against payment of the purchase price thereof by transfer of immediately available funds on the date of closing, which shall be March 24, 2006 or any other date on or before March 31, 2006 upon which the Company and the Purchasers may mutually agree (herein called the “closing” or the “date of closing”), for credit to the account or accounts as shall be specified in a letter on the Company’s letterhead, in substantially the form of Exhibit C attached hereto, from the Company to the Purchasers delivered prior to the .date of closing.
3. CONDITIONS OF CLOSING. Each Purchaser’s obligation to purchase and pay for the Securities to be purchased by such Purchaser hereunder is subject to the satisfaction, on or before the date of closing, of the following conditions:
     3A. Documents. Such Purchaser shall have received original counterparts or, if satisfactory to such Purchaser, certified or other copies of all of the following, each duly executed and delivered by the party or parties thereto, in form and substance satisfactory to such Purchaser, dated the date of closing unless otherwise indicated, and, on the date of closing, in full force and effect with no event having occurred and being then continuing that would constitute a default thereunder or constitute or provide the basis for the termination thereof:
     (i) the Subordinated Note or Subordinated Notes to be purchased by such Purchaser in the form of Exhibit A attached hereto;
     (ii) the Warrant or Warrants to be issued to such Purchaser in the form of Exhibit B attached hereto;
     (iii) an Amended and Restated Investor Rights Agreement among the Company, the Purchasers and the other holders of the Equity Interests of the Company in the form of Exhibit D hereto (herein, as the same may be amended, modified or supplemented from time to time in accordance with the provisions thereof, called the “Investor Rights Agreement”) and an Amended and Restated Stockholders Agreement among the Company, the Purchasers and the other holders of the Equity Interests of the Company in the form of Exhibit E hereto (herein, as the same may be amended, modified or supplemented from time to time in accordance with the provisions thereof, called the “Stockholders Agreement”);
     (iv) a Guaranty Agreement made by the Subsidiary Guarantors in favor of the Purchasers in the form of Exhibit F hereto (as the same may be amended, modified or supplemented from time to time in accordance with the provisions thereof, called the “Subsidiary Guaranty”);
     (v) a Security Agreement made by the Company in favor of Prudential Capital Partners II, L.P. (the “Subordinated Collateral Agent”) for the benefit of the holders of the Subordinated Notes in the form of Exhibit G hereto (as the same may be amended, modified, or supplemented from time to time in accordance with the provisions thereof, the “Security Agreement”);
     (vi) a Security Agreement made by each Subsidiary of the Company in favor of the Subordinated Collateral Agent for the benefit of the holders of the Subordinated Notes in the form of Exhibit H hereto (as the same may be amended, modified, or supplemented from time to time in accordance with the provisions thereof, the “Subsidiary Security Agreement”);
     (vii) an IP Security Agreement made by the Company and each Subsidiary Guarantor in favor of the Subordinated Collateral Agent for the benefit of the holders of the Subordinated Notes in the form of Exhibit I hereto (as the same may be amended, modified, or supplemented from time to time in accordance with the provisions thereof, the “IP Security Agreement”);
     (viii) a letter agreement among the Purchasers and the other holders of Equity Interests of the Company in the form of Exhibit J hereto (as the same may be amended, modified or supplemented from time to time in accordance with the provisions thereof, called the “Equityholder Agreement”);
     (ix) a management rights letter agreement in the form of Exhibit K hereto (as the same may be amended, modified or supplemented from time to time in accordance with the provisions thereof, called the “VCOC Letter”);
     (x) (a) a landlord lien waiver with respect to the premises located at 6250 Ridgewood Road, St. Cloud, Minnesota, duly executed by the Bank Agent and the Subordinated Collateral Agent and acknowledged by. FAC, the Company and each Subsidiary Guarantor and (b) a landlord lien waiver with respect to the premises located at 7777 Golden Triangle, Eden Prairie, Minnesota, duly executed by the Company, Liberty Property Limited Partnership, the Bank Agent and the Subordinated Collateral Agent;
     (xi) an Agreement to Subordinate made and delivered by Thomas J Petters, Petters Company, Inc., FAC, Petters Group Worldwide, LLC and Theodore Deikel, in favor of the Subordinated Collateral Agent and the holders of Subordinated Notes in the form of Exhibit L hereto (as the same may be amended, modified or supplemented from time to time in accordance with the provisions thereof, called the “Agreement to Subordinate”);
     (xii) a Collateral Agency Agreement between the Subordinated Collateral Agent and the Purchasers and acknowledged by the Company in the form of Exhibit M hereto (as the same may be amended, modified or supplemented from time to time in accordance with the provisions thereof, called the “Collateral Agency Agreement”);
     (xiii) a Secretary’s Certificate signed by the Secretary or Assistant Secretary and one other officer of the Company certifying, among other things (a) as to the name, titles and true signatures of the officers of the Company authorized to sign this Agreement, the Subordinated Notes, the other Transaction Documents and the other documents to be delivered in connection with this Agreement, (b) that attached thereto is a true, accurate and complete copy of the Restated Certificate of Incorporation, certified by the Secretary of State of the state of Delaware as of a recent date, (c) that attached thereto is a true, accurate and complete copy of the by-laws of the Company which were duly adopted and are in effect as of the date of closing and have been in effect immediately prior to and at all times since the adoption of the resolutions referred to in clause (d) below, (d) that attached thereto is a true, accurate and complete copy of the resolutions of the board of directors of the Company, duly adopted at a meeting or by unanimous written consent of such board of directors, authorizing the execution, delivery and performance of this Agreement, the Subordinated Notes, the other Transaction Documents and the other documents to be delivered in connection with this Agreement, and that such resolutions have not been amended, modified, revoked or rescinded, are in full force and effect and are the only resolutions of the shareholders of the Company or of such board of directors or any committee thereof relating to the subject matter thereof, (e) that this Agreement, the Subordinated Notes, the other Transaction Documents and the other documents executed and delivered to such Purchaser by the Company are in the form approved by its board of directors in the resolutions referred to in clause (d), above, and (f) that no dissolution or liquidation proceedings as to the Company or any Subsidiary have been commenced or are contemplated;
     (xiv) a Secretary’s Certificate signed by the Secretary or Assistant Secretary and one other officer of each Subsidiary Guarantor.certifying, among other things (a) as to the name, titles and true signatures of the officers of such Subsidiary Guarantor authorized to sign the Transaction Documents to which such Subsidiary Guarantor is a party and the other documents to be delivered in connection with this Agreement, (b) that attached thereto is a true, accurate and complete copy of the certificate of incorporation or other formation document of such Subsidiary Guarantor, certified by the Secretary of State of the state of organization of such Subsidiary Guarantor as of a recent date, (c) that attached thereto is a true, accurate and complete copy of the by-laws, operating agreement or other organizational document of such Subsidiary Guarantor which were duly adopted and are in effect as of the date of closing and have been in effect immediately prior to and at all times since the adoption of the resolutions referred to in clause (d) below, (d) that attached thereto is a true, accurate and complete copy of the resolutions of the board of directors or other managing body of such Subsidiary Guarantor, duly adopted at a meeting or by unanimous written consent of such board of directors or other managing body, authorizing the execution, delivery and performance of the Transaction Documents to which such Subsidiary Guarantor is a party and the other documents to be delivered in connection with this Agreement, and that such resolutions have not been amended, modified, revoked or rescinded, are in full force and effect and are the only resolutions of the shareholders, partners or members of such Subsidiary Guarantor or of such board of directors or other managing body or any committee thereof relating to the subject matter thereof, (e) that the Transaction Documents to which such Subsidiary Guarantor is a party and the other documents executed and delivered to such Purchaser by such Subsidiary Guarantor are in the form approved by its board of directors or other managing body in the resolutions referred to in clause (d), above, and (f) that no dissolution or liquidation proceedings as to the Company or any Subsidiary Guarantor have been commenced or are contemplated;
     (xv) a certificate of corporate or other type of entity and tax good standing for the Company and each of its Subsidiaries from the Secretary of State of the state of organization of the Company and each such Subsidiary and of each state in which the Company or any such Subsidiary is required to be qualified to transact business as a foreign organization, in each case dated as of a recent date; and
     (xvi) such other certificates, documents and agreements as such Purchaser may reasonably request.
     3B Opinion of Purchasers’ Special Counsel. Such Purchaser shall have received from Schiff Hardin LLP, who are. acting as special counsel for the Purchasers in connection with this transaction, a favorable opinion satisfactory to such Purchaser as to such matters incident to the matters herein contemplated as it may reasonably request.
     3C Opinion of Company’s Counsel. Such Purchaser shall have received from Lindquist & Vennum P.L.L.P., special counsel for the Company, a favorable opinion satisfactory to such Purchaser and substantially in the form of Exhibit N attached hereto, and the Company, by its execution hereof, hereby requests and authorizes such special counsel to render such opinion, and understands and agrees that each Purchaser receiving such an opinion will and is hereby authorized to rely on such opinion.
     3D Representations and Warranties; No Default; Satisfaction of Conditions. The representations and warranties contained in paragraph 8 and in the other Transaction Documents shall be true on and as of the date of closing, both before and immediately after giving effect to the issuance of the Securities on the date of closing and the consummation of any other transactions contemplated hereby and by the other Transaction Documents; there shall exist on the date of closing no Event of Default or Default, both before and immediately after giving effect to the issuance of the Securities on the date of closing and the consummation of any other transactions contemplated hereby and by the other Transaction Documents; the Company shall have performed all agreements and satisfied all conditions required under this Agreement or the other Transaction Documents to be performed or satisfied on or before the date of closing; and the Company shall have delivered to such Purchaser an Officer’s Certificate, dated the date of closing, to each such effect.
     3E Purchase Permitted By Applicable Laws; Approvals. The purchase of and payment for the Subordinated Notes and the Warrants to be purchased by such Purchaser on the date of closing on the terms and conditions herein provided (including the use of the proceeds of such Securities by the Company) shall not violate any applicable law or governmental regulation

(including, without limitation, section 5 of the Securities Act or Regulation T, U or X of the Board of Governors of the Federal Reserve System) and shall not subject such Purchaser to any tax, penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation, and such Purchaser shall have received such certificates or other evidence as it may request to establish compliance with this condition. All necessary authorizations, consents, approvals, exceptions or other actions by or notices to or filings with any court or administrative or governmental body or other Person required in connection with the execution, delivery and performance of this Agreement, the Subordinated Notes and the other Transaction Documents or the consummation of the transactions contemplated hereby or thereby shall have been issued or made, shall be final and in full force and effect and shall be in form and substance satisfactory to such Purchaser.
     Certificates of Insurance. The Company shall have delivered from insurance carriers acceptable to the Subordinated Collateral Agent certificates of insurance in such forms and amounts acceptable to such Purchaser evidencing insurance required to be maintained under paragraph 5F hereof or under any of the Security Documents under insurance policies with loss payable clauses in favor of the Bank Agent, and acceptable to the Subordinated Collateral Agent.
     3F UCC Searches. Such Purchaser shall have received certified copies of UCC search reports listing all effective financing statements which name the Company or any Subsidiary (under its present name and previous names) as debtor and which are filed in the office of the Secretary of State in any state in which the Company or any Subsidiary is organized or maintains an office or in which any assets of the Company or any Subsidiary are located, and lien and judgment search reports from the county recorder of any county in which the Company or any Subsidiary maintains an office or in which any assets of the Company or any Subsidiary are located.
     3G Material Adverse Effect. Since January 28, 2005, no event having a Material Adverse Effect shall have occurred or be threatened, as determined by such Purchaser in its sole judgment.
     3I. Amended and Restated Credit Agreement. The Credit Agreement, providing for a $150,000,000 revolving credit facility to the Company and having other terms and conditions satisfactory to such Purchaser, shall have been duly executed and delivered by the Company, the Bank Agent and the Banks, and shall be in full force and effect. All conditions precedent to the amendment and restatement of the existing credit agreement shall have been satisfied (other than the issuance and sale of the Subordinated Notes hereunder) and such Purchaser shall have received satisfactory evidence thereof. Such Purchaser shall have received a copy of the Credit Agreement and all instruments, documents and agreements delivered at the closing of the amendment and restatement thereof, certified by an Officer’s Certificate of the Company, dated the date of closing, as correct and complete.
     3J. Third Amended and Restated Certificate of Incorporation. The Board of Directors and the shareholders of the Company shall have duly adopted the Third Amended and Restated Certificate of Incorporation of the Company, in the form attached hereto as Exhibit O (the “Restated Certificate of Incorporation”), and the Restated Certificate of Incorporation shall have been duly filed with the Secretary of State of Delaware and shall have become effective under the laws of the State of Delaware. Termination of Certain Existing Indebtedness. All obligations of the Company under (1) the Subordinated Loan Agreement, dated April 9, 2003, among the Company, Stafford Towne, LTD., Bennington International Holdings, LTD. and Westford Special Situations Fund, LTD., (2) the Financing Agreement, by and between CIT Group/ Business Credit, the Company and the lenders party thereto, dated April 9, 2003 and The Assignment and Transfer Agreement (Textron) by and between CIT Group/ Business Credit, Inc. and the Company, dated September 9, 2003, and (3) the Supplemental Financing Agreement, by and between Petters Company, Inc. and the Company, dated February 17, 2004, shall have been discharged, each such financing arrangement shall have been terminated, all liens and security interests securing any of such obligations, and all financing statements or other filings and recordings relating thereto, shall have been terminated and released, and such Purchaser shall have received such evidence as it may reasonably request to demonstrate the satisfaction of the foregoing.
     3K Fees and Expenses. Without limiting the provisions of paragraph 12B hereof, the Company shall have paid the reasonable fees, charges and disbursements of special counsel to the Purchasers referred to in paragraph 3B hereof.
     3L Structuring Fee. The Company shall have paid to Stetson Street Partners, L.P., by wire transfer of immediately available funds to JPMorgan Chase, New York, New York, ABA #021-000-021, for credit to the account of Stetson Street Partners, L.P., account no. 304-244-325, a structuring fee in the amount of $600,000 in immediately available funds.
     3M Proceedings. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in substance and form to such Purchaser, and such Purchaser shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.
     4. PREPAYMENTS. The Subordinated Notes shall be subject to prepayment with respect to the optional prepayments permitted by paragraph 4B.
     4A Maturity. As provided therein, the entire outstanding principal amount of the Subordinated Notes, together with any accrued and unpaid interest thereon, shall become due on March 24, 2013, the maturity date of the Subordinated Notes.
     4B Optional Prepayment.
     4B(1). Optional Prepayments. The Subordinated Notes shall be subject to prepayment, in whole at any time or from time to time in part (in aggregate integral multiples of $1,000,000 and an aggregate minimum of $5,000,000 on any one occurrence), at the option of the Company, at 100% of the principal amount so prepaid plus interest thereon to the prepayment date and the Prepayment Amount, if any, with respect to each Subordinated Note.
     4B(2). Optional Prepayment in Connection with Specified Event. The Subordinated Notes shall be subject to prepayment, in whole (but not in part),

concurrently with a Specified Event, at the option of the Company, at 100% of the principal amount so prepaid plus interest thereon to the prepayment date and the Specified Event Prepayment Amount with respect to each Subordinated Note.
     4C Notice of Optional Prepayment. The Company shall give the Subordinated Collateral Agent irrevocable written notice of any prepayment pursuant to paragraph 4B not less than 10 Business Days prior to the prepayment date. Each such notice shall state: (1) that such notice is being given by the Company in accordance with this paragraph 4C and whether such prepayment is being effected pursuant to paragraph 4B(1) or 4B(2), (2) the date fixed for prepayment, (3) the aggregate principal amount of Subordinated Notes to be prepaid and the principal amount of Subordinated Notes held by each Holder to be prepaid and the accrued and unpaid interest that will be paid in connection with such prepayment, (4) the Prepayment Amount or Specified Event Prepayment Amount payable with respect to each Subordinated Note, (5) in connection with a prepayment pursuant to paragraph 4B(2), that such prepayment is in connection with a Specified Event and a description of such Specified Event in reasonable detail, and (6) that the Company’s obligation to prepay the Subordinated Notes is irrevocable, subject only, in connection with a prepayment pursuant to paragraph 4B(2), to consummation of the applicable Specified Event. Notice of prepayment having been given as aforesaid, the principal amount of the Subordinated Notes specified in such notice, together with interest thereon to the prepayment date and together with the Prepayment Amount, if any, or Specified Event Prepayment Amount, as applicable, with respect thereto, shall become due and payable on such prepayment date. The Company shall, on or before the day on which it gives written notice of any prepayment pursuant to paragraph 4B, give telephonic notice of the principal amount of the Subordinated Notes to be prepaid and the prepayment date to each Significant Holder which shall have designated a recipient of such notices in the Purchaser Schedule attached hereto or by notice in writing to the Company.
     4D Partial Payments Pro Rata. In the case of each prepayment of less than the entire outstanding principal amount of all Subordinated Notes pursuant to paragraph 4B(1), the principal amount so prepaid shall be allocated pro rata to all Subordinated Notes at the time outstanding.
     4E No Acquisition of Subordinated Notes. The Company shall not, and shall not permit any of its Subsidiaries or Affiliates to, prepay or otherwise retire in whole or in part prior to their stated final maturity (other than by prepayment pursuant to paragraph 4B or upon acceleration of such final maturity pursuant to paragraph 7A), or purchase or otherwise acquire, directly or indirectly, Subordinated Notes held by any holder unless the Company or such Subsidiary or Affiliate shall have offered to prepay or otherwise retire or purchase or otherwise acquire, as the case may be, the same proportion of the aggregate principal amount of Subordinated Notes held by each other holder of Subordinated Notes at the time outstanding upon the same terms and conditions. Any Subordinated Notes so prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates shall not be deemed to be outstanding for any purpose under this Agreement.
     4. AFFIRMATIVE COVENANTS. The Company covenants that so long as any Subordinated Note is outstanding:

     5A. Financial Statements. The Company covenants that it will deliver to the Subordinated Collateral Agent (and, to the extent requested by the Subordinated Collateral Agent, to any designee of the .Subordinated Collateral Agent):
     (i) within 120 days after the end of each fiscal year of the Company (but in any event no later than 120 days following the last Friday of January), the audited consolidating and consolidated balance sheets of the Company and its consolidated Subsidiaries as at the end of such fiscal year and the related consolidating and consolidated statements of income, retained earnings and cash flows for the Company and its consolidated Subsidiaries for such year, setting forth in each case in comparative form the figures for the previous year, accompanied by an unqualified report and opinion thereon of independent certified public Accountants of recognized national standing, which shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of the Company and its consolidated Subsidiaries as at the end of, and for, such fiscal year in accordance with GAAP;
     (ii) within 15 Business Days after the end of each fiscal quarter of the Company, the unaudited consolidating and consolidated balance sheets of the Company and its consolidated Subsidiaries as at the end of such period and the related unaudited consolidating and consolidated statements of income, retained earnings and cash flows for such period;
     (iii) (a) within 12 Business Days after the end of each fiscal month, the unaudited consolidating and consolidated balance sheets of the Company and its consolidated Subsidiaries showing the Company’s financial condition as of the close of such month and (b) within 12 Business Days after the end of each fiscal month, the related unaudited consolidating and consolidated statements of income, retained earnings and cash flows for such period;
     (iv) promptly upon transmission thereof, copies of all such financial statements, proxy statements, notices and reports as it shall send to its public stockholders and copies of all registration statements (without exhibits) and all reports which it files with the Securities and Exchange Commission (or any governmental body or agency succeeding to the functions of the Securities and Exchange Commission);
     (v) promptly upon receipt thereof, a copy of each management letter or other report submitted to the Company or any Subsidiary by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company or any Subsidiary;
     (vi) promptly upon preparation thereof, a copy of the Company’s annual operating budget for each fiscal year which has been approved by the Company’s board of directors (which shall include, without limitation, projections for the net income of the Company and its Subsidiaries and projections for net sales for the Company and its Subsidiaries, in each case, for each twelve fiscal month period ending during such fiscal year);

     (vii) promptly upon, and in any event not later than the next Business Day after, receipt thereof, a copy of any notice received from the Bank Agent or any holder of Senior Debt that any default or event of default under the Credit Agreement has occurred or any notice of any acceleration of any Senior Debt;
     (viii) promptly, and in any event no later than 15 Business Days after a Responsible Officer of the Company obtains knowledge thereof, written notice of any actions, suits or proceedings (including arbitrations) threatened or pending by or against the Company before any court, arbitrator or other Governmental Authority which would be likely to have a Material Adverse Effect;
     (ix) simultaneously with the transmission thereof, copies of all notices, reports, financial statements or other communications given to the Bank Agent or any holder of Senior Debt under the Credit Agreement, excluding routine borrowing requests; and
     (x) with reasonable promptness, such other information as the Subordinated Collateral Agent may reasonably request.
Together with each delivery of financial statements required by clauses (i), (ii) and (iii) above, the Company will deliver to the Subordinated Collateral Agent an Officer’s Certificate demonstrating (with computations in reasonable detail) compliance by the Company and its Subsidiaries with the provisions of paragraph 6J and stating that there exists no Event of Default or Default, or, if any Event of Default or Default exists, specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto. Together with each delivery of financial statements required by clause (i) above, the Company will deliver to the Subordinated Collateral Agent a certificate of such Accountants stating that, in making the audit necessary for their report on such financial statements, they have obtained no knowledge of any Event of Default or Default, or, if they have obtained knowledge of any Event of Default or Default, specifying the nature and period of existence thereof. Such Accountants, however, shall not be liable to anyone by reason of their failure to obtain knowledge of any Event of Default or Default which would not be disclosed in the course of an audit conducted in accordance with generally accepted auditing standards. The Company also covenants that immediately after any Responsible Officer obtains knowledge of an Event of Default or Default, it will deliver to the Subordinated Collateral Agent an Officer’s Certificate specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto.
     5B. Information Required by Rule 144A. The Company covenants that it will, upon the request of the holder of any Subordinated Note, provide such holder, and any qualified institutional buyer designated by such holder, such financial and other information as such holder may reasonably determine to be necessary in order to permit compliance with the information requirements of Rule 144A under the Securities Act in connection with the resale of Subordinated Notes, except at such times as the Company is subject to and in compliance with the reporting requirements of section 13 or 15(d) of the Exchange Act. For the purpose of this paragraph 5B, the term “qualified institutional buyer” shall have the meaning specified in Rule 144A under the Securities Act.

     5C Inspection of Property. The Company covenants that it will permit any Person designated by the Subordinated Collateral Agent in writing, at the Subordinated Collateral Agent’s expense if no Default or Event of Default exists and at the Company’s expense if a Default or an Event of Default exists, to visit and inspect any of the properties of the Company and its Subsidiaries, to examine the corporate books and financial records of the Company and its Subsidiaries and make copies thereof or extracts therefrom and to discuss the affairs, finances and accounts of any of such corporations with the principal officers of the Company and its independent public accountants, all at such reasonable times and as often as the Subordinated Collateral Agent may reasonably request; provided that, during any period when no Event of Default exists, the Subordinated Collateral Agent shall give the Company not less than 48 hours’ prior notice of such visit.
     5D Covenant to Secure Subordinated Notes Equally. The Company covenants that if it or any Subsidiary shall create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than Liens permitted by the provisions of paragraph 6A (unless prior written consent to the creation or assumption thereof shall have been obtained pursuant to paragraph 12C), it will make or cause to be made effective provision whereby the Subordinated Notes will be secured by such Lien equally and ratably with any and all other Indebtedness thereby secured so long as any such other Indebtedness shall be so secured; provided that the creation and maintenance of such equal and ratable Lien shall not in any way limit or modify the right of the holders of the Subordinated Notes to enforce the provisions of paragraph 6A.
     5E Compliance with Law. The Company covenants that it will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, environmental laws, and will obtain and maintain in full force and effect all licenses, certificates, permits, franchises, operating rights and other authorizations from federal, state, foreign, regional, municipal and other local regulatory bodies or administrative agencies or governmental bodies having jurisdiction over the Company and its Subsidiaries or any of their respective properties necessary to the ownership, operating or maintenance of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in full force and effect such licenses, certificates, permits, franchises, operating rights and other authorizations could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
     5G Insurance. The Company covenants that it will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated. Maintenance of Properties. The Company covenants that it will, and will cause each of its Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), and from time to time make, or cause to be made, all needful and proper repairs, renewals and replacements thereto, so that the business carried on in connection therewith may be properly conducted at all times, provided that this paragraph 5G shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and such discontinuance could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
     5H Payment of Taxes. The Company covenants that it will, and will cause each of its Subsidiaries to, file all income tax or similar tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges or levies payable by any of them, and to pay and discharge all amounts payable for work, labor and materials, in each case to the extent such taxes, assessments, charges, levies and amounts payable have become due and payable and before they have become delinquent, provided that neither the Company nor any Subsidiary need pay any such tax, assessment, charge, levy or amount payable if (i) the amount, applicability or validity thereof is being actively contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or such Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (ii) the nonpayment of all such taxes, assessments, charges, levies and amounts payable in the aggregate could not reasonably be expected to have a Material Adverse Effect.
     5I Corporate Existence. The Company will at all times preserve and keep in full force and effect its corporate existence. Subject to paragraph 6D, the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries (unless merged into the Company or a Wholly-Owned Subsidiary), unless the termination of or failure to preserve and keep in full force and effect such corporate existence, could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
     5J Lines of Business. The Company covenants that it will not, and it will not permit any Subsidiary of the Company to, engage in any business if, as a result thereof, the general nature of the businesses of the Company and its Subsidiaries, taken as a whole, would be substantially changed from the businesses of the Company and its Subsidiaries as conducted as of the date of closing.
     5K Agreement Assuming Liability on Subordinated Notes. The Company covenants that, if at any time any Person should become liable (as co-obligor, endorser, guarantor or surety) on any other obligation of the Company, the Company will, at the same time, cause such Person to deliver to the holders of the Subordinated Notes an agreement pursuant to which such Person becomes similarly liable on the Subordinated Notes; provided this paragraph 5K shall not apply to (1) any Person becoming liable solely as an endorser of a check in the ordinary course of business and (2) FAC, Thomas J. Petters, and Theodore Deikel pursuant to the FAC Guaranty and the FAC Member Guaranty, as applicable (each as defined in the Credit Agreement (as in effect on the date of closing)). The delivery of such an agreement shall not in any way limit or modify the rights of the holders of the Subordinated Notes to enforce the provisions of paragraph 6B.
     5L Pay Obligations. The Company covenants that it will, and will cause each of its Subsidiaries to, pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all of its material obligations, except when the (i) amount or validity thereof is currently being contested in good faith by appropriate proceedings and such Person has established adequate reserves in accordance with GAAP with respect thereto and no Liens in respect thereof have been filed or (ii) the failure to so pay, discharge or otherwise satisfy such obligations would not be likely to have a Material Adverse Effect.
     5M Further Assurances. The Company covenants that it will, and will cause each of its Subsidiaries to, maintain the security interest created by this Agreement or any Security Document subject only to (1) Liens securing the obligations under the Credit Agreement to the extent set forth in the Intercreditor Agreement and (2) with respect to CIT Bank Collateral, Liens securing the Company’s obligations under the Program Agreement. At its sole cost and without expense to any Purchaser or the Subordinated Collateral Agent, on demand, the Company covenants that it will, and will cause each its Subsidiaries to, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, assignments, notices of assignment, transfers and assurances as the Subordinated Collateral Agent shall from time to time reasonably require for better assuring, conveying, assigning, transferring and confirming to the Subordinated Collateral Agent the property and rights pledged or assigned or intended now or hereafter so to be, or which any such Person may be or may hereafter become bound to convey, pledge or assign to the Subordinated Collateral Agent or for carrying out the intention or facilitating the performance of the terms of this Agreement or any of the Security Documents.
     5L Future Subsidiaries. Upon any Person becoming, after the date of closing, a Subsidiary of the Company, or upon the Company acquiring additional Equity Interests of any existing Subsidiary, the Company shall notify each Purchaser and the Subordinated Collateral Agent of such acquisition and
     (i) the Company shall promptly (but in any event within five (5) days) cause such Subsidiary to execute and deliver to each Purchaser a supplement to the Subsidiary Guaranty and a supplement to the Subsidiary Security Agreement, together with appropriate UCC financing statements;
     (ii) the Company shall promptly deliver, or cause to be delivered to the Subordinated Collateral Agent or its designee certificates (or, if such Equity Interest is uncertificated, validly executed control agreements acceptable to the Subordinated Collateral Agent) representing all the issued and outstanding Equity Interests of such Subsidiary owned by the Company or any Subsidiary of the Company, as applicable, together with undated stock powers for such certificates executed in blank (or, if such Equity Interest is uncertificated, confirmation of all appropriate book entries), and shall take or cause to be taken all other appropriate steps under applicable law to ensure perfection of the security interest granted to the Subordinated Collateral Agent under the Security Documents; provided that so long as the Credit Agreement requires the Company to deliver certificates evidencing such Equity Interests and stock powers related thereto to the Bank Agent, the requirement to deliver such certificates and stock powers to the Subordinated Collateral Agent shall be deemed to be satisfied by the delivery thereof to the Bank Agent pursuant to the Credit Agreement; and

     (iii) such opinions, in form and substance and from counsel reasonably satisfactory to the Required Holder(s), as the Required Holder(s) may reasonably require.
     5O. Amendments to Credit Agreement. Upon entering into any amendment or other modification of the Credit Agreement (or any other agreement relating to the Senior Debt) the effect of which is to add or make more restrictive any event of default or any covenant contained in the Credit Agreement (or any other agreement relating to the Senior Debt) or make any change to any event of default or any covenant that would have the effect of making such event of default or covenant more restrictive, the Company shall (1) promptly, and in any event within 3 Business Days provide written notice thereof to each holder of Subordinated Notes describing such amendment in reasonable detail and (2) offer to enter into an amendment of this Agreement within 10 Business Days of consummating such amendment or modification to make corresponding changes or additions herein in respect of such covenants and events of default; provided, that, during any period when a Senior Default (as defined in the Intercreditor Agreement) has occurred and is continuing, the Company shall not be required to make the offer referred to in this clause (2); provided, further, however, that as to covenants or events of default which set forth any requisite ratio or compliance amounts such ratios and compliance amounts may, if so required by the terms of the Credit Agreement or the Intercreditor Agreement, be less restrictive on the Company to the same extent as the applicable covenant or event of default is on the date of closing.
     5P Delivery of Landlord Lien Waivers. Without limiting the generality of any other provision of this Agreement or any other Transaction Document, the Company shall, and shall cause its Subsidiaries to, deliver promptly to the Subordinated Collateral Agent (for the benefit of the Purchasers) landlord lien waivers (in form and substance satisfactory to the Subordinated Collateral Agent), duly executed by the Company and/or such Subsidiary and the applicable landlord, with respect to (i) each property at which a material portion of the Company’s or such Subsidiary’s business is conducted or (ii) which the loss of use of such property would result in a Material Adverse Effect.
     5Q Further Actions with Respect to Domain Names. Without limiting the generality of any other provision of this Agreement or any other Transaction Documents, the Company shall, and shall cause its Subsidiaries to, take promptly such further actions and to execute and deliver such further documents and instruments (and, if necessary, use its best efforts to cause the applicable domain name registrars to execute and deliver such documents and instruments) as the Subordinated Collateral Agent may deem necessary or desirable from time to time (all in form and substance satisfactory to the Subordinated Collateral Agent) to enable the Subordinated Collateral Agent (on behalf of the Purchasers) to establish, preserve and protect its rights, remedies and privileges with respect to each domain name of the Company and its Subsidiaries from time to time, including the execution and delivery of such documents and instruments as would enable the Subordinated Collateral Agent to sell or transfer each such domain name following an Event of Default; provided, that in the event it is impracticable for the Company to simultaneously comply with the provisions of this paragraph 5Q and the provisions of Section 8.13 of the Credit Agreement (as in effect on the date of closing), the Company shall comply with the provisions of Section 8.13 of the Credit Agreement (as in effect on the date of closing) and shall be relieved from its obligation to comply with this paragraph 5Q for so long as such impracticability exists.

     5R. Further Assurances with Respect to Deposit Accounts. Without limiting the generality of any other provision of this Agreement or any other Transaction Document,
     (i) the Company shall deliver to the Subordinated Collateral Agent promptly, and in any event within 45 days of the date of closing, a consent from U.S. Bank National Association and Huntington National Bank to any future assignment of the Bank Agent’s interest in the related deposit account control agreement in form and substance reasonably satisfactory to the Subordinated Collateral Agent; and
     (ii) the Company shall cause any deposit account control agreement entered into after the date of closing to permit the future assignment of the Bank Agent’s interest in such agreement to the Subordinated Collateral Agent.
     5S. Applicable Projected Cash Burn Rate. Within 30 days prior to December 1, 2007, the Company shall deliver to the Subordinated Collateral Agent an updated forecast of the Applicable Projected Cash Burn Rate for each of the three-month rolling periods ending on March 31, April 30 and May 31, 2008.
6. NEGATIVE COVENANTS. The Company covenants that so long as any Subordinated Note is outstanding the Company will not undertake or suffer to exist any of the following, unless the Subordinated Collateral Agent, as agent for the Purchasers, otherwise consents in writing:
     6A. Liens and Other Interests. The Company covenants that it will not, and will not permit any Subsidiary to, grant, create, incur, assume or suffer to exist any Lien or assign or transfer any of its Property, whether now owned or hereafter acquired, to secure any Indebtedness, including any option to buy or right to receive income with respect to such Property, except for:
     (i) Liens securing payment of the Senior Debt;
     (ii) Liens securing payment of the Subordinated Notes and the other Obligations;
     (iii) Liens granted on or prior to the date of closing securing payment of Indebtedness of the type permitted and described in paragraph 6B(iii) and are identified as Permitted Liens on Schedule 6A; and
     (iv) other Permitted Liens.
     6B. Indebtedness; Guarantees. The Company covenants that it will not, and will not permit any Subsidiary to, create, incur, assume or suffer to exist or otherwise become liable for any Indebtedness other than, without duplication, the following: Senior Debt;
     (i) Indebtedness under the Subordinated Notes and the other Obligations;

     (ii) Indebtedness existing on the date of closing and set forth in Schedule 6B (identified by the holder of such Indebtedness, the outstanding principal amount thereof as of the date of closing and the instrument pursuant to which such Indebtedness was incurred);
     (iii) unsecured Indebtedness incurred in the ordinary course of business including open accounts extended by suppliers on normal trade terms in connection with purchases of goods and services by the Company, but excluding Indebtedness incurred through the borrowing of money or any Guarantee thereof; provided, however, that if the Company or its Subsidiaries can properly incur Indebtedness under this paragraph 6B, then the Company or its Subsidiaries, as applicable may provide a Guarantee for such Indebtedness so incurred; and
     (iv) Indebtedness of the Company to any of its Wholly-Owned Subsidiaries, or Indebtedness of any such Wholly-Owned Subsidiary to the Company, which intercompany Indebtedness (a) shall be evidenced by one or more promissory notes in form and substance satisfactory to the Required Holder(s) and which has been duly executed and delivered to (and indorsed to the order of) the Subordinated Collateral Agent (or, until such time as no Senior Debt is outstanding, the Bank Agent) in pledge pursuant to a Security Document, and (b) shall not be forgiven or otherwise discharged for any consideration other than full payment in cash unless the Required Holder(s) shall otherwise consent.
     6C. Investments. The Company covenants that it will not, and will not permit any Subsidiary to, make, incur, assume or suffer to exist any Investment in any other Person, except:
     (i) Investments existing on the date of closing and set forth in Schedule 6C;
     (ii) Permitted Investments;
     (iii) without duplication, Investments permitted as Indebtedness pursuant to paragraph 6B;
     (iv) without duplication, Investments made in the ordinary course of business by the Company in any of its Wholly-Owned Subsidiaries, or by any such Subsidiary in any of its Wholly-Owned Subsidiaries, by way of contributions to capital (subject, in all cases, to compliance with paragraph 5N);
     (v) commissions, travel and similar advances to officers, directors and employees made in the ordinary cause of business not to exceed $10,000 in the aggregate outstanding at any time; and
     (vi) advances in the form of prepaid rent (not to exceed one month in the case of Related Parties, and three months in all other cases); provided, however, that no Investment otherwise permitted by clause (iii) shall be permitted to be made if, immediately before or after giving effect thereto, any Default or Event of Default shall have occurred and be continuing.

     6D. Merger or Consolidation. The Company covenants that it will not, and will not permit any Subsidiary to, sell, pledge, assign or transfer to any other Person, all or substantially all of its Property, or merge or consolidate with or acquire all or substantially all of the Property of, any other Person; provided however, that the Company may merge any of its Wholly-Owned Subsidiaries into itself and may acquire all or substantially all of the Property of such Subsidiaries.
     6E Asset Dispositions. The Company covenants that it will not, and will not permit any Subsidiary to, sell, transfer, lease, contribute or otherwise convey, or grant options, warrants or other rights with respect to, all or a substantial part of its Property (including receivables and Equity Interests of its Subsidiaries) to any Person, unless such sale, transfer, lease, contribution or conveyance is a sale of inventory made in the ordinary course of its business or is a sale or disposition of surplus or obsolete goods being retired or replaced; provided, however, that (a) any of the Company’s Wholly-Owned Subsidiaries may transfer all or substantially all of the Property of such Subsidiary to the Company, (b) the Company may sell receivables pursuant to a Securitization so long as the proceeds of any such Securitization are used to prepay Senior Debt to the extent contemplated in the Intercreditor Agreement and (c) the Company may sell, transfer or otherwise dispose of any receivable which is more than 180 days past due (as reflected on the Company’s computer system). All sales of inventory will be sold and shipped by the Company to its customers only in the ordinary course of the Company’s business, and then only on open account or in exchange for cash, check or payment by credit or debit card or other similar means and on terms currently being extended by the Company to its customers, provided that, absent the prior written consent of the Required Holder(s), the Company shall not sell inventory on a consignment basis nor retain any lien or security interest in any sold inventory. None of the Company’s Subsidiaries shall own any inventory.
     6F. Restricted Payments.
     (i) The Company covenants that it will not, and will not permit any Subsidiary to, declare or make, or agree to declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so; provided, however, that the Wholly-Owned Subsidiaries may make Restricted Payments to the Company.
     (ii) The Company covenants that it will not, and will not permit any Subsidiary to, make any Investment in or advances to FAC or any of its Affiliates (other than such Affiliates of FAC that are Subsidiaries of the Company).
     (iii) The Company covenants that it will not, and will not permit any Subsidiary to, provide any Guarantee in respect of Indebtedness of FAC or any of its Affiliates (other than in respect of Indebtedness of the Company or a Subsidiary permitted under paragraph 6B).
     6G. Negative Pledge. The Company covenants that it will not, and will not permit any Subsidiary to, enter into or suffer to exist any agreement (excluding this Agreement, any other Transaction Document and the Credit Agreement), prohibiting:

     (i) the creation or assumption of any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired, or, except as set forth in the Intercreditor Agreement, the ability of the Company or any Subsidiary of the Company to amend or otherwise modify this Agreement or any other Transaction Document; or
     (ii) the ability of any Subsidiary of the Company to make any payments, directly or indirectly, to the Company by way of dividends, advances, repayments of loans or advances, reimbursements or management and other intercompany charges, expenses and accruals or other returns on investments, or any other agreement or arrangement which restricts the ability of any such Subsidiary to make any payment, directly or indirectly, to the Company.
     6H. Amendments to Organizational Documents. The Company covenants that it will not, and will not permit any Subsidiary to, amend, modify, supplement or restate any Organizational Document without the prior consent of the Required Holder(s) if such amendment, modification, supplement or restatement:
     (i) could reasonably be expected to materially adversely affect (a) any Purchaser’s rights and remedies hereunder or (b) the Company’s or any other Obligor’s ability to perform hereunder or under any other Transaction Document; or
     (ii) would increase the amount or accelerate the time for any payment, dividend or other distribution to the holders of any Equity Interest of the Company or any Subsidiary.
     6I. Changes in Name, Location of Inventory, Etc.
     (i) The Company covenants that it will not, and will not permit any Subsidiary to, (a) change its jurisdiction of organization, name, identity or corporate structure or the equivalent, (b) change the location of its chief executive office/chief place of business, unless it shall have given each holder of a Subordinated Note at least 45 days’ prior written notice thereof or (c) change its fiscal year from a fiscal year ending on the Friday closest in number of days (either prior or subsequent) to January 31st of each calendar year. Notwithstanding the foregoing, the Purchasers hereby acknowledge that the Company will relocate its chief executive office/chief place of business to 7777 Golden Triangle Drive, Eden Prairie, Minnesota 55344, commencing on or prior to May 1, 2006.
     (ii) The Company shall not change the location of any of its inventory (other than to another inventory location identified on Schedule 8T), unless (a) it shall have given the Subordinated Collateral Agent at least 45 days’ prior written notice thereof and, at the time of such change in location, it shall have delivered to the Subordinated Collateral Agent an updated Schedule 8T, (b) except to the extent such requirement is expressly waived by the Subordinated Collateral Agent in writing, the landlord with respect to each new inventory location shall have executed and delivered to the Subordinated Collateral Agent a landlord lien waiver in a form approved by the Subordinated Collateral Agent at or prior to the time of such change in location and (c)

the Company shall have taken such actions (if any) as the Subordinated Collateral Agent may reasonably request to perfect (or maintain the perfection of) the Subordinated Collateral Agent’s security interest in the inventory located at such new location.
     6J. Financial Covenants.
     (i) Leverage Ratio. The Company shall not permit the Leverage Ratio as of the end of any fiscal quarter of the Company (or occurring on any date during any fiscal quarter of the Company) to be greater than 6.65:1.00.
     (ii) Current Ratio. The Company shall not permit the Current Ratio as of the end of any fiscal quarter of the Company (or occurring on any date during any fiscal quarter of the Company) to be less than 0.9:1.0.
     (iii) Minimum Tangible Net Worth. The Company shall not permit its Tangible Net Worth as of the end of any fiscal quarter of the Company (or occurring on any day during any fiscal quarter of the Company) to be less than (a) for each fiscal quarter ending on or prior to March 23, 2007, $21,000,000, (b) for each fiscal quarter ending after March 23, 2007 but on or prior to March 23, 2008, $25,000,000 and (c) for each fiscal quarter thereafter, (i) 75% of the Tangible Net Worth as of February 1, 2008 plus (ii) an aggregate amount equal to 100% of the consolidated net income (as determined in accordance with GAAP) of the Company and its Subsidiaries (but, in each case, only if a positive number) for each completed fiscal year thereafter.
     (iv) Minimum Cash Balance. The Company shall not permit, on any day, the amount of cash including, without duplication, Permitted Investments, which would appear on the Company’s balance sheet for such day, to be less than the sum of (a) $750,000 and (b) the Applicable Projected Cash Burn Rate.
     (v) Maximum Sales Shortfall. The Company shall not permit net sales for any period set forth in Schedule 6J(v), to be less than 70% of the projected net sales for such period as set forth in Schedule 6J(v).
     (vi) Maximum Net Income Shortfall. The Company shall not permit net income (determined in accordance with GAAP) for any period set forth in Schedule 6J(vi), to be less than the net income set forth opposite such period as set forth in Schedule 6J(vi).
     (vii) Maximum Capital Expenditures~ The Company shall not, and shall not permit any Subsidiary to, contract for, purchase or make any expenditure or commitments for Capital Expenditures in any fiscal year in an aggregate amount in excess of the amount set forth below for such fiscal year:

Maximum Capital Expenditures.
The Company shall not, and shall
not permit any Subsidiary to,
contract for, purchase or make any
expenditure or commitments for
Capital Expenditures in any fiscal
year in an aggregate amount in
excess of the amount set forth
below for such fiscal year:
Fiscal Year	Amount
2006	$8,250,000
2007	$9,350,000
2008 and each fiscal year thereafter	125% of the amount of Capital Expenditures indicated in the budget for such fiscal year delivered pursuant to paragraph 5A(vi)
     (viii) Minimum EBITDA. The Company shall not permit EBITDA for any fiscal year set forth below to be less than the amount set forth below for such fiscal year:

Fiscal Year	Amount
2008	$35,000,000
2009	$40,000,000
2010	$50,000,000
2011	$55,000,000
2012 and each fiscal year thereafter	$60,000,000
     6K Related Party Transactions. The Company covenants that it will not, and will not permit any Subsidiary to, enter into, or otherwise be a party to, directly or indirectly, any transaction (including, without limitation, the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Related Party, except pursuant to the reasonable requirements of the Company’s or such Subsidiary’s business and on fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm’s length transaction with a Person not a Related Party; provided, however, that the foregoing covenant shall not apply to (i) any agreement set forth on Schedule 6K as in effect on the date of closing or (ii) out-of-pocket expense reimbursement for officers of the Company or a Subsidiary (consistent with paragraph 6C(v)) and for directors of the Company and observers of the Company’s Board of Directors meetings.
     6L Issuance of Stock by Subsidiaries. The Company covenants that it will not permit any Subsidiary to issue, sell or otherwise dispose of any shares of any class of its stock (either directly or indirectly by the issuance of rights or options for, or securities convertible into, such shares) except to the Company or another Wholly-Owned Subsidiary.
     6M Limitation on Issuance of Other Subordinated Indebtedness Senior to the Subordinated Notes. The Company shall not create, incur, assume, permit or exist, Guarantee, or in any other manner become liable with respect to any Indebtedness, other than the Subordinated Notes, that is contractually subordinate in right of payment to any Senior Debt unless such Indebtedness is otherwise permitted by the terms hereof and is Indebtedness that is pari passu with, or subordinate pursuant to provisions substantially similar to those contained in the Intercreditor Agreement in right of payment to, the Subordinated Notes.
     6N. Payment Limitations. The Company covenants that it will not enter into or become subject to any restriction on the payment of any Subordinated Obligations which payment is required pursuant to the terms of this Agreement other than the provisions of the Intercreditor Agreement.
     6O. Credit Agreement. The Company covenants that it will not (i) enter into any oral or written amendment, supplement, alteration, waiver or other modification of any of the terms or provisions of the Credit Agreement (or any instrument or agreement relating thereto) if the effect or result of any such amendment, supplement, alteration, waiver or other modification is to increase the advance rates on collateral by more than 5% (in the aggregate when added to the amount of overadvances referred to in clause (ii) below) from those in effect on the date of closing and (ii) request or receive any loan under the Credit Agreement in excess of 5% (in the aggregate when added to the amount of increases to the advance rates referred to in clause (i) above) over the amount permitted by the advance rates contained in the Credit Agreement as in effect on the date of closing.
     6P. Terrorism Sanctions Regulations. The Company covenants that it will not and will not permit any Subsidiary to (i) become a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti-Terrorism Order or (ii) engage in any dealings or transactions with any such Person.
7. EVENTS OF DEFAULT.
     7A. Acceleration. If any of the following events shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):
     (i) the Company defaults in the payment of any principal of or Prepayment Amount or Specified Event Prepayment Amount payable with respect to any Subordinated Note when the same shall become due, either by the terms thereof or otherwise as herein provided; or
     (ii) the Company defaults in the payment of any interest on any Subordinated Note for more than 5 days after the date due; or
     (iii) (a) the Company or any Subsidiary defaults in the payment or performance of any term contained in the Credit Agreement (or if any other event thereunder shall occur and be continuing) and the effect of such default or other event is to cause (or the Bank Lenders cause) the loans under the Credit Agreement to become due prior to stated maturity or (b) the Company or any Subsidiary defaults (whether as primary obligor or as guarantor or other surety) in any payment of principal of or interest on any other obligation for money borrowed (or any Capitalized Lease Obligation, any obligation under a conditional sale or other title retention agreement, any obligation issued or assumed as full or partial payment for property whether or not secured by a purchase money mortgage or any obligation under notes payable or drafts accepted representing extensions of credit) beyond any period of grace provided with respect thereto, or the Company or any Subsidiary fails to perform or observe any other agreement, term or condition contained in any agreement under which any such obligation is created (or if any other event thereunder or under any such agreement shall occur and be continuing) and the effect of such failure or other event is to cause, or to permit the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to cause, such obligation to become due (or to be repurchased by the Company or any Subsidiary) prior to any stated maturity, provided that the amount of such obligation as to which such a payment default shall occur and be continuing or such a failure or other event causing or permitting acceleration (or resale to the Company or any Subsidiary) shall occur and be continuing exceeds $150,000; or
     (iv) any representation or warranty made by the Company or any Subsidiary herein or in any other Transaction Document or by the Company, any Subsidiary or any of their respective officers in any writing furnished in connection with or pursuant to this Agreement or any other Transaction Document shall be false or misleading in any material respect on the date as of which made; or
     (v) the Company (a) fails to perform or observe any agreement contained in paragraph 5A(vii), paragraph 51 or paragraph 6 or (b) fails to give notice of a Default or Event of Default as required by the last sentence of paragraph 5A; or
     (vi) the Company fails to perform or observe (a) any agreement contained in paragraph 5C, paragraph 5E, paragraph 5H, paragraph 5L or paragraph 5S and such failure shall continue unremedied for a period of 5 consecutive Business Days; provided, that the Company shall not have the right to cure Defaults arising pursuant to this clause (vi)(a) (and thereby prevent the occurrence of an Event of Default) more than three times in any calendar year or (b) any other agreement, term or condition contained herein and such failure shall not be remedied within 10 Business Days after any Responsible Officer obtains actual knowledge thereof, or the Company or any Subsidiary fails to perform or observe any agreement contained in any other Transaction Document and such failure shall not be remedied within the grace period, if any, provided therefor in such Transaction Document (or, if no grace period is provided therefor in such Transaction Document, within 10 Business Days after any Responsible Officer obtains actual knowledge thereof); provided that the Company and its Subsidiaries shall not, in the aggregate, have the right to cure Defaults arising pursuant to this clause (vi)(b) (and thereby prevent the occurrence of an Event of Default) more than three times in any calendar year; or
     (vii) the Company or any Subsidiary makes an assignment for the benefit of creditors or is generally not paying its debts as such debts become due; or
     (ix) any decree or order for relief in respect of the Company or any Subsidiary is entered under any bankruptcy, reorganization, compromise, arrangement, insolvency,

readjustment of debt, dissolution or liquidation or similar law, whether now or hereafter in effect (herein called the “Bankruptcy Law”), of any jurisdiction; or the Company or any Subsidiary petitions or applies to any tribunal for, or consents to, the appointment of, or taking possession by, a trustee, receiver, custodian, liquidator or similar official of the Company or any Subsidiary, or of any substantial part of the assets of the Company or any Subsidiary, or commences a voluntary case under the Bankruptcy Law of the United States or any proceedings (other than proceedings for the voluntary liquidation and dissolution of a Subsidiary) relating to the Company or any Subsidiary under the Bankruptcy Law of any other jurisdiction; or
     (x) any such petition or application described in clause (ix) of this paragraph 7A is filed, or any such case or proceedings described in clause (ix) of this paragraph 7A are commenced, against the Company or any Subsidiary and the Company or such Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein, or an order, judgment or decree is entered appointing any such trustee, receiver, custodian, liquidator or similar official, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than 60 days; or
     (xi) any order, judgment or decree is entered in any proceedings against the Company decreeing the dissolution of the Company and such order, judgment or decree remains unstayed and in effect for more than 60 days; or
     (xii) any order, judgment or decree is entered in any proceedings against the Company or any Subsidiary decreeing a split-up of the Company or such Subsidiary which requires the divestiture of assets representing a substantial part, or the divestiture of the stock of a Subsidiary whose assets represent a substantial part, of the consolidated assets of the Company and its Subsidiaries (determined in accordance with GAAP) or which requires the divestiture of assets, or stock of a Subsidiary, which shall have contributed a substantial part of the consolidated net income of the Company and its Subsidiaries (determined in accordance with GAAP) for any of the three fiscal years then most recently ended, and such order, judgment or decree remains unstayed and in effect for more than 60 days; or
     (xiii) one or more final judgments in an aggregate amount in excess of $500,000 (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) is rendered against the Company or any Subsidiary and either (a) enforcement proceedings have been commenced by any creditor upon any such judgment or (b) within 30 days after entry thereof, any such judgment is not discharged or execution thereof stayed pending appeal, or within 30 days after the expiration of any such stay, such judgment is not discharged; or
     (xiv) any ERISA Event shall occur; or
     (xv) any Change of Control shall occur; or

     (xvi) the Subsidiary Guaranty or any Security Document shall cease to be in full force and effect, or the Company or any Subsidiary Guarantor shall contest or deny the validity or enforceability of, or deny that it has any liability or obligations under, the Subsidiary Guaranty or any Security Document, or the Subordinated Collateral Agent does not have or ceases to have a valid perfected security interest (subject only to Liens permitted by clause (i) of paragraph 6A and Liens and, with respect to CIT Bank Collateral, Liens securing the Company’s obligations under the Program Agreement) in any Collateral for the benefit of the holders of the Subordinated Notes;
then (a) if such event is an Event of Default specified in clause (i) or (ii) of this paragraph 7A, any holder of any Subordinated Note (other than the Company or any of its Subsidiaries or Affiliates) may at its option, by notice in writing to the Company, declare all of the Subordinated Notes held by such holder to be, and all of the Subordinated Notes held by such holder shall thereupon be and become, immediately due and payable at par together with interest accrued thereon, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company, (b) if such event is an Event of Default specified in clause (viii), (ix) or (x) of this paragraph 7A with respect to the Company, all of the Subordinated Notes at the time outstanding shall automatically become immediately due and payable together with interest accrued thereon and together with the Prepayment Amount, if any, (or, if less, the Yield-Maintenance Amount) with respect to each Subordinated Note, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company, and (c) if such event is not an Event of Default specified in clause (viii), (ix) or (x) of this paragraph 7A with respect to the Company, the Required Holder(s) may at its or their option, by notice in writing to the Company, declare all of the Subordinated Notes to be, and all of the Subordinated Notes shall thereupon be and become, immediately due and payable together with interest accrued thereon and together with (1) the Prepayment Amount (or, if less, the Yield-Maintenance Amount) or (2) if such event is an Event of Default specified in clause (xv) which also constitutes a Specified Event, the Specified Event Prepayment Amount (or, if less, the Yield-Maintenance Amount) with respect to each Subordinated Note, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company. The Company acknowledges, and the parties hereto agree, that each holder of a Subordinated Note has the right to maintain its investment in the Subordinated Notes free from repayment by the Company (except as herein specifically provided for) and without the occurrence of an Event of Default and that the provision for payment of Yield-Maintenance Amount, Prepayment Amount or Specified Event Prepayment Amount, as applicable, by the Company in the event the Subordinated Notes are prepaid or are accelerated as a result of an Event of Default is intended to provide compensation for the deprivation of such right under such circumstances.
     7B. Rescission of Acceleration. At any time after any or all of the Subordinated Notes shall have been declared immediately due and payable pursuant to paragraph 7A, the Required Holder(s) may, by notice in writing to the Company, rescind and annul such declaration and its consequences if (i) the Company shall have paid all overdue interest on the Subordinated Notes, the principal of and Yield-Maintenance Amount, Prepayment Amount or Specified Event Prepayment Amount payable with respect to any Subordinated Notes which have become due otherwise than by reason of such declaration, and interest on such overdue interest and overdue principal and Yield-Maintenance Amount, Prepayment Amount or Specified Event Prepayment Amount at the Default Rate, (ii) the Company shall not have paid any amounts which have become due solely by reason of such declaration, (iii) all Events of Default and Defaults, other than non-payment of amounts which have become due solely by reason of such declaration, shall have been cured or waived pursuant to paragraph 12C, and (iv) no judgment or decree shall have been entered for the payment of any amounts due pursuant to the Subordinated Notes or this Agreement. No such rescission or annulment shall extend to or affect any subsequent Event of Default or Default or impair any right arising therefrom.
     7C Notice of Acceleration or Rescission. Whenever any Subordinated Note shall be declared immediately due and payable pursuant to paragraph 7A or any such declaration shall be rescinded and annulled pursuant to paragraph 7B, the Company shall forthwith give written notice thereof to the holder of each Subordinated Note at the time outstanding.
     7D Other Remedies. If any Event of Default or Default shall occur and be continuing, the holder of any Subordinated Note may proceed to protect and enforce its rights under this Agreement and such Subordinated Note by exercising such remedies as are available to such holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement. No remedy conferred in this Agreement upon the holder of any Subordinated Note or the Subordinated Collateral Agent is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise.
8. REPRESENTATIONS, COVENANTS AND WARRANTIES. The Company represents, covenants and warrants as follows:
     8A(1). Organization; Subsidiary Preferred Stock. The Company is a corporation duly organized and existing in good standing under the laws of the State of Delaware and each Subsidiary is duly organized and existing in good standing under the laws of the jurisdiction in which it is incorporated. The Company and each of its Subsidiaries have duly qualified or been duly licensed, and are authorized to do business and are in good standing, in each jurisdiction in which the ownership of their respective properties or the nature of their respective businesses makes such qualification or licensing necessary and in which the failure to be so qualified or licensed could be reasonably likely to have a Material Adverse Effect. Schedule 8A(1) hereto sets forth, as of the date hereof, a correct list of each Subsidiary, its jurisdiction of incorporation and its ownership. No Subsidiary has any outstanding shares of any class of Equity Interests which has priority over any other class of Equity Interests of such Subsidiary as to dividends or in liquidation except as may be owned beneficially and of record by the Company or a Wholly-Owned Subsidiary.
     8A(2). Equity Interests.
     (i) On the date of closing, immediately after giving effect to the transactions contemplated by the Transaction Documents:

     (a) the authorized and issued Equity Interests of the Company will consist of (1) 1,255,114,166 shares of authorized Common Stock, 125,029,168 shares of which will be issued and outstanding and 789,055,211 shares of which will be reserved for issuance upon conversion of the Preferred Stock and upon conversion of the Preferred Stock issuable upon exercise of the Warrants, and (2) 789,055,211 shares of authorized Preferred Stock, 747,312,753 shares of which will be issued and outstanding and 41,742,458 shares of which will be reserved for issuance upon the exercise of the Warrants;
     (b) other than (1) the Warrants, (2) the Preferred Stock, (3) outstanding warrants to purchase 49,991,158 shares of Common Stock, (4) shares of Common Stock issuable upon exercise of outstanding options or available for additional awards under the 2003 Equity Incentive Plan and the 2005 Non-Employee Directors Plan in the aggregate amount of 79,485,909 shares and (5) issuance of Common Stock, in lieu of cash, in payment of the 8% dividend on the Preferred Stock when declared by the Board of Directors and upon written election of the holders of at least 75% of the then outstanding Preferred Stock, there are no other options for, rights to acquire, agreements to issue, or securities exercisable for or convertible into shares of the Company’s Equity Interests; and
     (c) Schedule 8A(2) hereto sets forth a true and complete list of stockholders of the Company and the number and class of shares held by each.
     (ii) The total number of outstanding shares of Common Stock, on a fully-diluted basis after giving effect to the exercise of the Warrants, the conversion of the Preferred Stock, the exercise of outstanding Common Stock Warrants,’ the exercise of options outstanding and available for additional grants and the transactions contemplated by the Transaction Documents, is 1,043,561,446.
     8A(3). Power and Authority. The Company and each Subsidiary has all requisite corporate power to own or hold under lease and operate their respective properties which it purports to own or hold under lease and to conduct its business as currently conducted and as currently proposed to be conducted.
     8A(4). Execution and Delivery of Transaction Documents. The Company has all requisite corporate power to execute, deliver and perform its obligations under this Agreement, the Subordinated Notes and the other Transaction Documents to which it is a party. The execution, delivery and performance of this Agreement, the Subordinated Notes and the other Transaction Documents to which it is a party have been duly authorized by all requisite corporate action, and this Agreement, the Subordinated Notes and the other Transaction Documents to which it is a party have been duly executed and delivered by authorized officers of the Company and are valid obligations of the Company, legally binding upon and enforceable against the Company in accordance with their terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Company has duly authorized the issuance of 41,742,458 shares of the Preferred Stock upon the exercise of the

Warrants, such number of shares of the Preferred Stock has been reserved for issuance upon the exercise of the Warrants and, upon such exercise and payment of the purchase price therefor pursuant to the Warrants, such shares will be duly authorized and issued, fully paid and non-assessable.
     8B Financial Statements. The Company has furnished each Purchaser with the following financial statements, identified by a principal financial officer of the Company: (i) a consolidated balance sheet of the Company and its Subsidiaries as at January 31, 2003, and consolidated statements of income, retained earnings and cash flows of the Company and its Subsidiaries for the period from September 11, 2002 to January 31, 2003, all reported on by Deloitte & Touche; (ii) a consolidated balance sheet of the Company and its Subsidiaries as at January 30, 2004 and January 28, 2005, and consolidated statements of income, retained earnings and cash flows of the Company and its Subsidiaries for each such year, all reported on by Deloitte & Touche; and (iii) a consolidated balance sheet of the Company and its Subsidiaries for each completed fiscal month since January 28, 2005 and consolidated statements of income, retained earnings and cash flows for the fiscal period ended on each such date, prepared by the Company. Such financial statements (including any related schedules and/or notes) are true and correct in all material respects (subject, as to interim statements, to changes resulting from audits and year-end adjustments), have been prepared in accordance. with GAAP consistently followed throughout the periods involved and show all liabilities, direct and contingent, of the Company and its Subsidiaries required to be shown in accordance with such principles. The balance sheets fairly present the condition of the Company and its Subsidiaries as at the dates thereof, and the statements of income, retained earnings and cash flows fairly present the results of the operations of the Company and its Subsidiaries and their cash flows for the periods indicated. Since November 1, 2004, neither the Company nor any Subsidiary of the Company has paid or declared any dividend on any shares of its Equity Interests or made any other distribution on account of any shares of its Equity Interests (other than dividends or distributions payable solely to the Company or a Wholly-Owned Subsidiary of the Company) or redeemed, purchased, retired or otherwise acquired any shares of its Equity Interests or any warrants, rights or options to acquire, or securities convertible into or exchangeable for, any shares of its Equity Interests (other than from the Company or a Wholly-Owned Subsidiary of the Company). There has been no material adverse change in the business, property or assets, condition (financial or otherwise), operations or prospects of the Company and its Subsidiaries taken as a whole since January 28, 2005.
     8C Actions Pending. There is no action, suit, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, or any properties or rights of the Company or any of its Subsidiaries, by or before any court, arbitrator or administrative or governmental body which, individually or in the aggregate, could reasonably be expected to result in any Material Adverse Effect.
     8D Outstanding Indebtedness. Neither the Company nor any of its Subsidiaries has outstanding any Indebtedness except as permitted by paragraph 6B. There exists no default under the provisions of any instrument evidencing such Indebtedness or of any agreement relating thereto.

     8E Title to Properties. Neither the Company nor any of its Subsidiaries is fee owner of any real properties. The Company and each of its Subsidiaries has good title to all of its respective properties and assets, including the properties and assets reflected in the balance sheet as at January 28, 2005 referred to in paragraph 8B (other than properties and assets disposed of in the ordinary course of business), subject to no Lien of any kind except Liens permitted by paragraph 6A. All leases necessary in any material respect for the conduct of the respective businesses of the Company and its Subsidiaries are valid and subsisting and are in full force and effect.
     8F Taxes. The Company has and each of its Subsidiaries has filed all federal, state and other income tax returns which, to the knowledge of the officers of the Company and its Subsidiaries, are required to be filed, and each has paid all taxes as shown on such returns and on all assessments received by it to the extent that such taxes have become due, except such taxes as are being actively contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP.
     8G Conflicting Agreements and Other Matters. Neither the Company nor any of its Subsidiaries is a party to any contract or agreement or subject to any charter or other corporate restriction which materially and adversely affects its business, property or assets, condition (financial or otherwise) or prospects. Neither the execution nor delivery of this Agreement, the Subordinated Notes or the other Transaction Documents, nor the offering, issuance and sale of the Subordinated Notes or the Warrants, nor fulfillment of nor compliance with the terms and provisions hereof, of the Subordinated Notes, of the Warrants and of the other Transaction Documents will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien (other than Liens created pursuant to the Security Documents) upon any of the properties or assets of the Company or any of its Subsidiaries pursuant to, the charter or by-laws of the Company or any of its Subsidiaries, any award of any arbitrator or any agreement (including any agreement with stockholders), instrument, order, judgment, decree, statute, law, rule or regulation to which the Company or any of its Subsidiaries is subject. Neither the Company nor any of its Subsidiaries is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Company or such Subsidiary, any agreement relating thereto or any other contract or agreement (including its charter) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Company of the type to be evidenced by the Subordinated Notes or Indebtedness of any Subsidiary Guarantor of the type to be evidenced by the Subsidiary Guaranty except as set forth in the agreements listed in Schedule 8G attached hereto.
     8H Offering of Subordinated Notes and Warrants. Neither the Company nor any agent acting on its behalf has, directly or indirectly, offered the Subordinated Notes or the Warrants or any similar security of the Company for sale to, or solicited any offers to buy the Subordinated Notes or the Warrants or any similar security of the Company from, or otherwise approached or negotiated with respect thereto with, any Person other than Institutional Investors, and neither the Company nor any agent acting on its behalf has taken or will take any action which would subject the issuance or sale of the Subordinated Notes or the Warrants to the provisions of section 5 of the Securities Act or to the provisions of any securities or Blue Sky law of any applicable jurisdiction.

     8I. Use of Proceeds. Neither the Company nor any Subsidiary owns or has any present intention of acquiring any “margin stock” as defined in Regulation U (12 CI-R Part 221) of the Board of Governors of the Federal Reserve System (herein called “margin stock”). The proceeds of sale of the Subordinated Notes will be used to refinance existing Indebtedness of the Company (including Indebtedness outstanding under the Stafford Loan Agreement) and for working capital purposes. None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any margin stock or for the purpose of maintaining, reducing or retiring any Indebtedness which was originally incurred to purchase or carry any stock that is currently a margin stock or for any other purpose which might constitute the sale or purchase of any Subordinated Notes a “purpose credit” within the meaning of such Regulation U. The Company is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock. Neither the Company nor any agent acting on its behalf has taken or will take any action which might cause this Agreement or any Subordinated Note to violate Regulation T, Regulation U or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act, in each case as in effect now or as the same may hereafter be in effect.
     8J ERISA. No accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan (other than a Multiemployer Plan). No liability to the PBGC has been or is expected by the Company or any ERISA Affiliate to be incurred with respect to any Plan (other than a Multiemployer Plan) by the Company, any Subsidiary or any ERISA Affiliate which is or could reasonably be expected to be materially adverse to the business, property or assets, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole. Neither the Company, any Subsidiary nor any ERISA Affiliate has incurred or presently expects to incur any withdrawal liability under Title IV of ERISA with respect to any Multiemployer Plan which is or could reasonably be expected to be materially adverse to the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole. The execution and delivery of this Agreement and the issuance and sale of the Subordinated Notes and the Warrants will be exempt from, or will not involve any transaction which is subject to, the prohibitions of section 406 of ERISA and will not involve any transaction in connection with which a penalty could be imposed under section 502(i) of ERISA or a tax could be imposed pursuant to section 4975 of the Code. The representation by the Company in the next preceding sentence is made in reliance upon and subject to the accuracy of each Purchaser’s representation in paragraph 9B.
     8K Governmental Consent. Neither the nature of the Company or of any Subsidiary, nor any of their respective businesses or properties, nor any relationship between the Company or any Subsidiary and any other Person, nor any circumstance in connection with the offering, issuance, sale or delivery of the Subordinated Notes or the Warrants is such as to require any authorization, consent, approval, exemption or other action by or notice to or filing with any court or administrative or governmental body (other than routine filings after the date of closing with the Securities and Exchange Commission and/or state Blue Sky authorities and other than the filings and recordings necessary to perfect the Liens in the Collateral intended to be created by the Security Documents described on Schedule 8K hereto) in connection with the execution and delivery of this Agreement and the other Transaction Documents, the offering, issuance, sale or delivery of the Subordinated Notes or the Warrants or fulfillment of or compliance with the terms and provisions hereof, of the Subordinated Notes, or of the other Transaction Documents.Compliance with Environmental and Other Laws. The Company and its Subsidiaries and all of their respective properties and facilities have complied at all times and in all respects with all federal, state, local, foreign and regional statutes, laws, ordinances and judicial or administrative orders, judgments, rulings and regulations, including, without limitation, those relating to protection of the environment except, in any such case, where failure to comply, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
     8L Regulatory Status. Neither the Company nor any of its Subsidiaries is (i) an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended, (ii) a “holding company” as defined in, or subject to regulation under the Public Utility Holding Company Act of 2005, as amended, or (iii) a “public utility” within the meaning of the Federal Power Act, as amended.
     8M Permits and Other Operating Rights. The Company and each Subsidiary has all such valid and sufficient certificates of convenience and necessity, franchises, licenses, permits, operating rights and other authorizations from federal, state, foreign, regional, municipal and other local regulatory bodies or administrative agencies or other governmental bodies having jurisdiction over the Company or any Subsidiary or any of its properties, as are necessary for the ownership, operation and maintenance of its businesses and properties, as presently conducted and as proposed to be conducted, while the Subordinated Notes are outstanding, subject to exceptions and deficiencies which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, and such certificates of convenience and necessity, franchises, licenses, permits, operating rights and other authorizations from federal, state, foreign, regional, municipal and other local regulatory bodies or administrative agencies or other governmental bodies having jurisdiction over the Company, any Subsidiary or any of its properties are free from restrictions or conditions which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, and neither the Company nor any Subsidiary is in violation of any thereof in any material respect.
     8O. Rule 144A. The Subordinated Notes are not of the same class as securities of the Company, if any, listed on a national securities exchange, registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.
     8P Absence of Financing Statements, etc. Except with respect to Liens permitted by paragraph 6A hereof, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry or other public office, that purports to cover, affect or give notice of any present or possible future Lien on, or security interest in, any assets or property of the Company or any of its Subsidiaries or any rights relating thereto.
     8Q Establishment of Security Interest. Schedule 8Q hereto sets forth as of the date of closing a complete and accurate list of (i) the location of the chief executive office of the Company and each of its Subsidiaries, (ii) all real property owned or leased by the Company or any of its Subsidiaries, (iii) all locations at which any property of the Company or any of its Subsidiaries is located (or at any time within the last 6 months has been located) or at which the Company or any of its Subsidiaries maintains a place of business or keeps any records (or at any time within the last 6 months has maintained a place of business or kept records), (iv) all patents, trademarks, trade names, service marks, services names or copyrights owned or licensed by the Company or any of its Subsidiaries, (v) the organizational identification number of the Company and each of its Subsidiaries, and (vi) any name under which the Company or any Subsidiary has conducted business at any time during the last 5 years. As of the date hereof, all filings, assignments, pledges and deposits of documents or instruments have been made, and all other actions have been taken, that are necessary or advisable under applicable law and are required to be made or taken on or prior to the date of closing under the provisions of this Agreement and the other Transaction Documents to create and perfect a security interest in the Collateral in favor of the Subordinated Collateral Agent to secure the Subordinated Notes, and each Subsidiary Guarantor’s obligations under its Subsidiary Guaranty, subject to no Liens other than Liens permitted under clause (i) of paragraph 6A and, with respect to CIT Bank Collateral, Liens securing the Company’s obligations under the Program Agreement. The Collateral and the Subordinated Collateral Agent’s rights with respect to the Collateral are not subject to any setoff, claims, withholdings or other defenses (except any such setoff, claim or defense which could not, individually or in the aggregate, materially impair the rights of the Subordinated Collateral Agent with respect to the Collateral). The Company or a Subsidiary is the owner of the Collateral described in the Security Documents free from any Lien, security interest, encumbrance and any other claim or demand, except for Liens permitted under paragraph 6A.
     8R. Foreign Assets Control Regulations, Etc.
     (i) Neither the sale of the Subordinated Notes or the Warrants by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto; provided, that the representation set forth in this paragraph 8R(i) is made on the assumption that no Purchaser is a Person described in clause (a) of paragraph 8R(ii).
     (ii) Neither the Company nor any Subsidiary (a) is a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti-Terrorism Order or (b) engages in any dealings or transactions with any such Person; provided, that the representation set forth in this clause (b) is made on the assumption that no Purchaser is a Person described in clause (a) above. The Company and its Subsidiaries are in compliance, in all material respects, with the USA Patriot Act.
     (iii) No part of the proceeds from the sale of the Subordinated Notes or the Warrants hereunder will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States

Foreign Corrupt Practices Act of 1977, as amended, assuming in all cases that such Act applies to the Company.
     8S. Disclosure. Neither this Agreement nor any other document, certificate or statement furnished to any Purchaser by or on behalf of the Company in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact or facts peculiar to the Company or any of its Subsidiaries which materially adversely affects or in the future may (so far as the Company can now reasonably foresee), individually or in the aggregate, reasonably be expected to materially adversely affect the business, property or assets, or financial condition of the Company or any of its Subsidiaries and which has not been’ set forth in this Agreement or in the other documents, certificates and statements furnished to each Purchaser by or on behalf of the Company prior to the date hereof in connection with the transactions contemplated hereby. Any financial projections delivered to any Purchaser on or prior to the date hereof are reasonable based on the assumptions stated therein and the best information available to the officers of the Company.
     8T. Inventory Locations; Etc. Except for inventory drop shipped directly from a supplier or vendor directly to a customer, all of the Company’s inventory is located at one of the locations identified on Schedule 8T, as such Schedule may be modified from time to time in accordance with paragraph 6I(ii). Except to the extent such requirement has been expressly waived by the Subordinated Collateral Agent in writing, the landlord with respect to each inventory location has executed and delivered to the Subordinated Collateral Agent a landlord lien waiver in a form approved by the Subordinated Collateral Agent.
9. REPRESENTATIONS OF EACH PURCHASER. Each Purchaser represents as follows:
     9A Nature of Purchase. Such Purchaser is an Institutional Investor and is not acquiring the Subordinated Notes or the Warrants to be purchased by it or issued to it hereunder with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act, provided that the disposition of such Purchaser’s property shall at all times be and remain within its control.
     9B Source of Funds. At least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Subordinated Notes to be purchased by such Purchaser hereunder:
     (i) the Source is an “insurance company general account” (as that term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or
     (ii) the Source is either (a) an insurance company pooled separate account, within the meaning of PTE 90-1, or (b) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (iii), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or
     (iii) the Source constitutes assets of an “investment fund” (within the meaning of Part V of PTE 84-14 (the “QPAIVI Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part V of the QPAM Exemption), no employee benefit plan’s assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of “control” in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (a) the identity of such QPAM and (b) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this clause (iv); or
     (iv) the Source constitutes assets of a “plan(s)” (within the meaning of Section IV of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the WHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Section IV(h) of the INHAM Exemption) owns a 5% or more interest in the Company and (a) the identity of such INHAM and (b) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (v); or
     (v) the Source is a governmental plan; or
     (viii) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (vii); or the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA; or
     (ix) the Source does not include “plan assets” within the meaning of 29 C.F.R. section 2510.3-101.
As used in this paragraph 9B, the terms “employee benefit plan”, “governmental plan”, and “separate account” shall have the respective meanings assigned to such terms in Section 3 of ERISA.
     10. [INTENTIONALLY OMITTED].
     11. DEFINITIONS; ACCOUNTING MATTERS. For the purpose of this Agreement, the terms defined in paragraphs 11A and 11B (or within the text of any other paragraph) shall have the respective meanings specified therein and all accounting matters shall be subject to determination as provided in paragraph 11C.
     11A. Yield-Maintenance Amount and Related Terms.
          “Called Principal” shall mean, with respect to any Subordinated Note, the principal of such Subordinated Note that is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.
          “Discounted Value” shall mean, with respect to the Called Principal of any Subordinated Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (as converted to reflect the periodic basis on which interest on such Subordinated Note is payable, if interest is payable other than on a semi-annual basis) equal to the Reinvestment Yield with respect to such Called Principal.
          “Prepayment Amount” shall mean, with respect to the principal amount of any Subordinated Note that is to be prepaid pursuant to paragraph 4B(1) hereof or is declared or deemed to be immediately due and payable pursuant to paragraph 7A hereof, the Yield-Maintenance Amount or percentage of such principal amount set forth below opposite the Settlement Date:

Yield-Maintenance Amount /
Settlement Date	Percentage
After the date of closing and on or before March 24, 2008	Yield-Maintenance Amount with respect to such principal amount
After March 24, 2008 and on or before March 24, 2009	5.00%
After March 24, 2009 and on or before March 24, 2010	2.00%
After 24, 2010	0.00%
          “Reinvestment Yield” shall mean, with respect to the Called Principal of any Subordinated Note, 2.00% over the yield to maturity implied by (i) the yields reported as of 10:00 a.m. (New York City local time) on the Business Day next preceding the Settlement Date with respect to such Called Principal for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date on the display designated as “Page PX1” on the Bloomberg Financial Services Screen (or such other display as may replace Page PX1 on the Bloomberg Financial Services Screen or, if Bloomberg Financial Services shall cease to report such yields or shall cease to be Prudential Capital Group’s customary source of information for calculating yield-maintenance amounts on privately placed notes, then such source as is then Prudential Capital Group’s customary source of such information), or if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, (ii) the Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of the Business Day next preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15(519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield shall be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between yields reported for various maturities. The Reinvestment Yield shall be rounded to that number of decimal places as appears in the coupon of the applicable Subordinated Note.
          “Remaining Average Life” shall mean, with respect to the Called Principal of any Subordinated Note, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) each Remaining Scheduled Payment of such Called Principal (but not of interest thereon) by (b) the number of years (calculated to the nearest one-twelfth year) which will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.
          “Remaining Scheduled Payments” shall mean, with respect to the Called Principal of any Subordinated Note, all payments of such Called Principal and interest thereon that would be due on or after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date.

          “Settlement Date” shall mean, with respect to the Called Principal of any Subordinated Note, the date on which such Called Principal is to be prepaid pursuant to paragraph 4B or is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.
          “Specified Event Prepayment Amount” shall mean, with respect to the principal amount of any Subordinated Note that is to be prepaid pursuant to paragraph 4B(2) hereof or is declared or deemed to be immediately due and payable pursuant to paragraph 7A hereof solely as a result of an Event of Default described in paragraph 7A(xv) hereof which also constitutes a Specified Event, the Yield-Maintenance Amount or percentage of such principal amount set forth below opposite the Settlement Date:

Yield-Maintenance Amount /
Settlement Date	Percentage
After the date of closing and on or before March 24, 2007	Yield-Maintenance Amount with respect to such principal amount
After March 24, 2007 and on or before March 24, 2008	8.00%
After March 24, 2008 and on or before March 24, 2010	2.00%
After March 24, 2010	0.00%
; provided, that in the event the Specified Event Prepayment Amount is payable in connection with an acceleration as a result of an Event of Default described in paragraph 7A(xv) based solely on clause (v) of the definition of “Change of Control” and such event also constitutes a Specified Event, the Yield-Maintenance Amount or percentage of principal amount set forth below shall apply:

Yield-Maintenance Amount /
Settlement Date	Percentage
After the date of closing and on or before March 24, 2007	Yield-Maintenance Amount with respect to such principal amount
After March 24, 2007 and on or before March 24, 2008	8.00%
After March 24, 2008 and on or before March 24, 2009	5.00%
After March 24, 2009 and on or before March 24, 2010	2.00%
After March 24, 2010	0.00%

          “Yield-Maintenance Amount” shall mean, with respect to any Subordinated Note, an amount equal to the excess, if any, of the Discounted Value of the Called Principal of such Subordinated Note over the sum of (i) such Called Principal plus (ii) interest accrued thereon as of (including interest due on) the Settlement Date with respect to such Called Principal. The Yield-Maintenance Amount shall in no event be less than zero.
     11B. Other Terms.
          “Accountants” shall mean any of Deloitte Touche Tohmatsu, Ernst & Young, KPMG or PricewaterhouseCoopers.
          “Affiliate” shall mean with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such first Person, except a Subsidiary of the Company shall not be an Affiliate of the Company. A Person shall be deemed to control a corporation or other entity if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation or entity, whether through the ownership of voting securities, by contract or otherwise.
          “Agreement” shall have the meaning given in paragraph 12C hereof.
          “Agreement to Subordinate” shall have the meaning given in paragraph 3A(xi) hereof.
          “Anti-Terrorism Order” shall mean Executive Order No. 13,224 of September 24, 2001, Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism, 66 U.S. Fed. Reg. 49, 079 (2001), as amended.
          “Applicable Projected Cash Burn Rate” shall mean (i) on January 1, 2008, the greater of (x) $3,000,000 and (y) 75% of the minimum amount required to pay in cash all forecast monthly net cash requirements for the three months ending March 31, 2008 (as determined by the Bank Agent for purposes of determining the “Applicable Projected Cash Burn Rate” under the Credit Agreement); (ii) on February 1, 2008, the greater of (x) $3,000,000 and (y) 75% of the minimum amount required to pay in cash all forecast monthly net cash requirements for the three months ending April 30, 2008 (as determined by the Bank Agent for purposes of determining the “Applicable Projected Cash Burn Rate” under the Credit Agreement); (iii) on March 1, 2008, the greater of (x) $3,000,000 and (y) 75% of the minimum amount required to pay in cash all forecast monthly net cash requirements for the three months ending May 31, 2008 (as determined by the Bank Agent for purposes of determining the “Applicable Projected Cash Burn Rate” under the Credit Agreement); and (d) on any other day, zero.
          “Bank Agent” shall mean CIGPF I Corp., in its capacity as agent under the Credit Agreement, and its successors and assigns in that capacity.
          “Banks” shall mean CIGPF. I Corp. and the other lending parties to the Credit Agreement, and their respective successors and assigns.

          “Bankruptcy Law” shall have the meaning given in clause (viii) of paragraph 7A.
          “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed.
          “Capital Expenditures” shall mean, for any period, all amounts capitalized during such period by the Company and its Subsidiaries as capital expenditures for property, plant, and equipment or similar fixed asset accounts, including any such expenditures by way of Capitalized Leases, the acquisition of a Person or by way of assumption of Indebtedness or other obligations, to the extent reflected as property, plant and equipment.
          “Capitalized Lease” shall mean any lease the obligations of the lessee under which constitute Capitalized Lease Obligations.
          “Capitalized Lease Obligation” shall mean any rental obligation which, under GAAP, would be required to be capitalized on the books of the Company or any Subsidiary, taken at the amount thereof accounted for as indebtedness (net of interest expense) in accordance with such principles.
          “Change of Control” shall mean the occurrence of any of the following:
     (i) an acquisition of any Equity Interests or voting securities of the Company or FAC (the “Voting Securities”) by any “Person” (as the term person is used for purposes of Section 13(d) or 14(d) of the Exchange Act), as a result of which immediately after such acquisition such Person has acquired “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than fifty percent (50%) of the then outstanding Equity Interests or the combined voting power of the Company’s or FAC’s then outstanding Voting Securities; or
     (ii) the consummation of:
     (a) a merger, consolidation or reorganization with or into the Company or FAC or in which securities of the Company or FAC are issued, unless such merger, consolidation or reorganization is a “Non-Control Transaction.” A “Non-Control Transaction” shall mean a merger, consolidation or reorganization with or into the Company or FAC, as applicable, or in which securities of the Company or FAC are issued where:
     (1) the beneficial owners of the Voting Securities of the Company or FAC, as applicable, immediately before such merger, consolidation or reorganization, own directly or indirectly immediately following such merger, consolidation or reorganization, at least ninety percent (90%) of the combined voting power of the outstanding voting securities of the entity resulting from such merger or consolidation or reorganization (the “Surviving Entity”) in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization;
     (2) the individuals who were members of the incumbent board of directors (or other comparable governing body) of the Company or FAC, as applicable, immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least 75% of the members of the board of directors (or other comparable governing body) of the Surviving Entity, or a corporation beneficially directly or indirectly owning a majority of the Voting Securities of the Surviving Entity; and
     (3) no Person other than (A) the Company, (B) FAC or (C) any Person who, immediately prior to such merger, consolidation or reorganization had beneficial ownership of ten percent (10%) or more of the then outstanding Voting Securities or Equity Interests, has beneficial ownership of ten percent (10%) or more of the combined voting power of the Surviving Entity’s then outstanding voting securities or Equity Interests;
     (iii) a complete (or substantially complete) liquidation or dissolution of the Company or FAC;
     (iv) the sale or other disposition of all or substantially all of the assets of the Company or FAC to any Person; or
     (v) the occurrence of a “Change in Control” (or similar event) under the Credit Agreement (or any replacement thereto) which has not been cured or waived pursuant to the terms thereof.
     Notwithstanding the foregoing, a Change of Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired beneficial ownership of more than the permitted amount of the then outstanding Equity Interests or Voting Securities, of additional Equity Interests or Voting Securities as a result of (x) the acquisition by a Subject Person already a beneficial owner of Equity Interests or Voting Securities from the Company or FAC, as applicable, for fair value paid in cash, (y) the acquisition of Equity Interests or Voting Securities of the Company or FAC, as applicable, by the Subject Person from a Person who qualifies as a “Permitted Transferee” under the Stockholders Agreement; or (z) the acquisition of Equity Interests or Voting Securities by the Company or FAC, as applicable, which, by reducing the number of Equity Interests or Voting Securities then outstanding, increases the proportional number of shares beneficially owned by the Subject Person, provided that if a Change of Control would occur (but for the operation of this sentence), and after such share acquisition, such Subject Person becomes the beneficial owner of any additional Equity Interests or Voting Securities (not otherwise covered by this sentence) which increases the percentage of the then outstanding Equity Interests or Voting Securities beneficially owned by such Subject Person, then a Change of Control shall occur.

          “CIT Bank Collateral” shall mean the reserve account securing the Company’s obligation to purchase receivables from CIT Bank pursuant to the Program Agreement (and documents related thereto) in an amount not to exceed 10% of the aggregate outstanding amount of such receivables owned and held by CIT Bank from time to time.
          “closing” or “date of closing” shall have the meaning given in paragraph 2 hereof.
          “Code” shall mean the Internal Revenue Code of 1986, as amended.
          “Collateral” shall mean all property and assets upon which Liens have been created or are purported to have been created under or pursuant to any Security Document.
          “Collateral Agency Agreement” shall have the meaning given in paragraph 3A(xiii) hereof.
          “Common Stock” shall mean the Company’s Common Stock, par value $0.00001 per share.
          “Company” shall have the meaning given in the introductory paragraph hereof.
          “Company Sale” shall mean (i) the sale of all or substantially all of the Common Stock and Preferred Stock to a Person or Persons (other than any Related Party) in the same transaction or series of related transactions, or (ii) the sale of all or substantially all of the assets of the Company and its Subsidiaries to a Person or Persons (other than any Related Party) in the same transaction or series of related transactions, in each case on terms and conditions reasonably acceptable to the Required Holder(s).
          “Credit Agreement” shall mean the Amended and Restated Warehouse Loan Agreement dated as of March 23, 2006, among the Company, as borrower and servicer, the Bank Agent and the Banks, as amended, restated, supplemented or otherwise modified from time to time.
          “Current Assets” shall mean, at any time, the total assets of the Company and its Subsidiaries which would be shown as current assets on a balance sheet of the Company and its Subsidiaries prepared in accordance with GAAP at such time, provided, that in determining such current assets, (a) notes and accounts receivable shall be included only if good and collectible and payable on demand or within one year from such date (and not by their terms or by the terms of any instrument or agreement relating thereto directly or indirectly renewable or extendible at the option of the obligor beyond such year) and shall be valued at their face value less reserves or accruals for uncollectible accounts determined to be sufficient in accordance with GAAP, and (b) life insurance policies (other than the cash surrender value of any unencumbered policies that is properly classified as a current asset in accordance with GAAP) shall be excluded.
          “Current Liabilities” shall mean, at any time, the Total Liabilities of the

Company and its Subsidiaries at such time, but in any event including as current liabilities, without limitation, Current Maturities of Funded Debt.
          “Current Maturities of Funded Debt” shall mean, at any time and with respect to any item of Funded Debt, the portion of such Funded Debt outstanding at such time which by the terms of such Funded Debt or the terms of any instrument or agreement relating thereto is due on demand or within one year from such time (whether by sinking fund, other required prepayment or final payment at maturity) and is not directly or indirectly renewable, extendible or refundable at the option of the obligor under an agreement or firm commitment in effect at such time to a date one year or more from such time.
          “Current Ratio” shall mean, as of any date, the ratio of (a) Current Assets to (b) Current Liabilities.
          “Default” shall mean any of the events specified in paragraph 7A, whether or not any requirement for such event to become an Event of Default has been satisfied.
          “Default Rate” shall mean a rate per annum from time to time equal to the greater of (i) 23.00%, or (ii) 10% over the rate of interest publicly announced by JPMorgan Chase Bank from time to time in New York City as its Prime Rate; provided, that in no event shall the Default Rate exceed the maximum rate of interest allowed under applicable law.
          “EBITDA” shall mean, for any period, the consolidated net income (determined in accordance with GAAP) of the Company and its Subsidiaries for such period, plus, to the extent deducted in computing such consolidated net income and without duplication, (i) depreciation, depletion, if any, and amortization expense for such period, (ii) consolidated interest expense for such period, (iii) income tax expense for such period and (iv) any one-time item(s) as may be consented to by the Subordinated Collateral Agent in its discretion from time to time, all as determined in accordance with GAAP.
          “Equity Interests” shall mean shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity interests in any person, or any obligations convertible into or exchangeable for, or giving any person a right, option or warrant to acquire such equity interests or such convertible or exchangeable obligations.
          “Equityholder Agreement” shall have the meaning given in paragraph 3A(viii) hereof.
          “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.
          “ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with the Company or any of its Subsidiaries, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

          “ERISA Event” shall mean (i) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (except an event for which the 30-day notice period is waived); (ii) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (iii) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (iv) the incurrence by the Company or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan; (v) the receipt by the Company or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (vi) the incurrence by the Company or any ERISA Affiliate of any liability with respect to withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (vii) the receipt by the Company or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Company or any ERISA Affiliate of any notice, concerning the imposition of withdrawal liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.
          “Event of Default” shall mean any of the events specified in paragraph 7A, provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act.
          “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended. “FAC” shall mean FAC Acquisition, LLC, a Delaware limited liability company.
          “Funded Debt” shall mean, with respect to any Person, all Indebtedness of such Person which by its terms or by the terms of any instrument or agreement relating thereto matures, or which is otherwise payable or unpaid, one year or more from, or is directly or indirectly renewable or extendible at the option of the obligor in respect thereof to a date one year or more (including, without limitation, an option of such obligor under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of one year or more) from the date of the creation thereof.
          “GAAP” shall mean generally accepted accounting principles as in effect in the United States from time to time, applied on a consistent basis.
          “Governmental Authority” shall mean any nation, government or state, or any political subdivision thereof, or any court, stock exchange, self-regulatory organization, entity or agency exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.
          “Guarantee” shall mean, with respect to any Person (the “guaranteeing person”), any obligation of the guaranteeing person guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds for the purchase or payment of any such primary obligation or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee shall not include any endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee of any guaranteeing person shall be deemed to be the lower of (i) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made and (ii) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing person in good faith.
          “including” shall mean, unless the context clearly requires otherwise, “including without limitation”, whether or not so stated.
          “Indebtedness” shall mean, with respect to any Person, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (iii) all indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed (only to the extent of the fair market value of such asset if such Indebtedness has not been assumed by such Person), (iv) all Guarantees of such Person, (v) all capitalized lease obligations of such Person and (vi) all obligations of such Person as an account party in respect of letters of credit and similar instruments issued for the account of such Person; provided however, that the Preferred Stock outstanding on the date of closing shall in no event be considered Indebtedness.
          “Institutional Investor” shall mean any insurance company, commercial, investment or merchant bank, finance company, mutual fund, registered money or asset manager, savings and loan association, credit union, registered investment advisor, pension fund, investment company, licensed broker or dealer, “qualified institutional buyer” (as such term is defined under Rule 144A promulgated under the Securities Act) or “accredited investor” (as such term is defined in Regulation D promulgated under the Securities Act).
          “Intercreditor Agreement” shall mean the Intercreditor Agreement, dated as of March 23, 2006, between the Bank Agent and the Subordinated Collateral Agent, as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms.
          “IP Security Agreement” shall have the meaning given in paragraph 3A(vii) hereof.
          “Lien” shall mean any mortgage, pledge, security interest, encumbrance, minimum or compensating balance arrangement, lien (statutory or otherwise) or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof (including Capitalized Leases), and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction), or any other type of preferential arrangement for the purpose, or having the effect, of protecting a creditor against loss or securing the payment or performance of an obligation.
          “Leverage Ratio” shall means the ratio of (i) Total Liabilities to (ii) Tangible Net Worth.
          “Material Adverse Effect” shall mean a (i) material adverse effect on the business, assets, liabilities, operations, prospects or condition, fmancial or otherwise, of the Company and its Subsidiaries, taken as a whole, (ii) material impairment of the Company’s ability to perform any of its obligations under this Agreement, the Subordinated Notes, the Warrants or the other Transaction Documents, (iii) material impairment of the validity or enforceability of the rights of, or the benefits available to, the holders of any of the Subordinated Notes or the Warrants under this Agreement, the Subordinated Notes, the Warrants or the other Transaction Documents, (iv) material adverse effect on the existence, perfection or priority of the Subordinated Collateral Agent’s security interest in the Collateral, or (v) material adverse effect on the enforceability, collectibility, marketability of 15% or more of the Company’s inventory.
          “Moody’s” shall mean Moody’s Investors Service, Inc., and its successors.
          “Multiemployer Plan” shall mean any Plan which is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).
          “Obligations” shall mean (i) the unpaid principal and interest (including interest accruing at the then-applicable Default Rate and interest accruing at the then-applicable rate provided in the Subordinated Notes after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or similar proceeding, relating to Company whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) on the Subordinated Notes, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and (ii) all other obligations and liabilities of every nature of Company from time to time owing to the Subordinated Collateral Agent or the holders of Subordinated Notes, in each case whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), which may arise under, out of, or in connection with, this Agreement or any other Security Document or under any other document made, delivered or given in connection with any of the foregoing (excluding the Warrants, the Investor Rights Agreement, the Stockholders Agreement, the Equityholder Agreement and the VCOC Letter), in each case whether on account of principal, premium, if any, interest, fees, indemnities, costs, expenses or otherwise (including all fees and disbursements of counsel to such Persons) that are required to be paid by the Company pursuant to the terms of this Agreement or any other Security Document, including, without limitation, any contingent or unliquidated Obligations related to unresolved claims, causes of action or liabilities which have been asserted or threatened against the Subordinated Collateral Agent or any holder of a Subordinated Note or which otherwise can be reasonably identified by the Subordinated Collateral Agent or any holder of a Subordinated Note based on then known facts and circumstances.
          “Obligors” shall mean the Company, each Subsidiary and any other Person that now or hereafter guarantees or grants a Lien in any of its assets to secure any of the Obligations.
          “Officer’s Certificate” shall mean a certificate signed in the name of the Company by its President, one of its Vice Presidents or its Treasurer.
          “Organizational Documents” shall mean, with respect to any (i) corporation, its certificate or articles of incorporation and bylaws, (ii) limited partnership, its certificate of limited partnership and limited partnership agreement, (iii) general partnership, its partnership agreement, (iv) limited liability company, its certificate of formation or limited liability company and limited liability company agreement, (v) trust, its certificate of trust and trust agreement or (vi) any other entity, its governing documents of a similar nature.
          “PBGC” shall mean the Pension Benefit Guaranty Corporation, or any successor or replacement entity thereto under ERISA.
          “Permitted Investments” shall mean, with respect to any Person, (i) investments in direct obligations of the United States of America or any agency or instrumentality thereof whose obligations constitute full faith and credit obligations of the United States of America having a maturity of ninety (90) days or less, commercial paper rated “A-1” or higher by Standard & Poor’s or “P-1” or higher by Moody’s or certificates of deposit or bankers’ acceptances having a maturity of one year or less issued by banks rated “A-1” or higher by Standard & Poor’s or “P-1” or higher by Moody’s; and (ii) investments in money market fund securities rated “AA” or better by Standard & Poor’s or “Aa” or higher by Moody’s.
          “Permitted Liens” shall mean, with respect to any Person, (i) Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with generally accepted principles of accounting shall have been set aside on its books; (ii) Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ liens and other similar liens arising in the ordinary course of business that secure payment of obligations not more than 30 days past due; (iii) Liens arising out of pledges or deposits under worker’s compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation; (iv) utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Company; (v) Liens identified on Schedule 6A; provided, however, that with respect to Liens described in this clause (v), such Liens shall constitute Permitted Liens only so long as with respect to any Collateral, such Liens shall be second-priority or lower relative to the Lien of the Subordinated Collateral Agent and the holders of Subordinated Notes; and (vi) a Lien granted by the Company for the benefit of Liberty Property Limited Partnership, on a cash security deposit securing the Company’s obligations under its lease with respect to the premises located at 7777 Golden Triangle, Eden Prairie, Minnesota; provided, that, the amount of such deposit shall not exceed $175,000.
          “Person” shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, a limited liability company, an unincorporated organization and a government or any department or agency thereof.
          “Plan” shall mean any “employee pension benefit plan” (as such term is defined in section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any ERISA Affiliate.
          “Preferred Stock” shall mean the Company’s Series A Convertible Preferred Stock, par value 0.00001 per share.
          “Program Agreement” shall mean the Second Amended and Restated Revolving Loan Product Program Agreement, dated as of February 11, 2004, between CIT Bank, FDMAR1, Inc. and the Company, as the same may be amended, restated or supplemented from time to time.
          “Property” of a Person shall mean any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.
          “Purchasers” shall have the meaning given in the introductory paragraph hereof.
          “Qualified IPO” shall mean the closing of a firm commitment underwritten initial public offering pursuant to an effective registration statement filed under the Securities Act covering the offer and sale of shares of the Company’s Common Stock at a public offering price reasonably acceptable to the Required Holder(s).
          “Related Party” shall mean (i) any officer or director of the Company or any Subsidiary, (ii) any Person directly or indirectly owning any shares of Equity Interests of the Company or any Subsidiary, (iii) any Person who is related by blood, adoption or marriage to any Person described in clause (i) or (ii), or (iv) any Affiliate of the Company or any Affiliate of any Person described in clause (i), (ii) or (iii); provided, however, that the Company and any Subsidiary of the Company shall not be Related Parties.
          “Required Holder(s)” shall mean the holder or holders of more than 50% of the aggregate principal amount of the Subordinated Notes from time to time outstanding.
          “Responsible Officer” shall mean the chief executive officer, chief operating officer, chief financial officer or chief accounting officer of the Company or any other officer of the Company involved principally in its financial administration or its controllership function.
          “Restated Certificate of Incorporation” shall have the meaning given in paragraph 3J hereof.

          “Restricted Payment” shall mean (i) any dividend or other distribution (whether in cash, or other property) with respect to any Equity Interests in the Company or any of its Subsidiaries, or any payment (whether in cash or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests in the Company or any of its Subsidiaries or any option, warrant or other right to acquire any Equity Interests in the Company or any of its Subsidiaries, provided however that such dividends, distributions or payment in the form of shares of Equity Interests in the Company or its Subsidiary, as applicable shall not be considered Restricted Payments so long as no Default or Event of Default has occurred and is continuing and (ii) management consulting advisory fees in any fiscal year of the Company other than reasonable compensation (no less favorable to the Company or a Subsidiary than would be obtainable in a comparable arm’s length transaction with a Person not an Affiliate) for services in excess of services provided as of the date of closing.
          “Securities” shall have the meaning given in paragraph 1B hereof.
          “Securities Act” shall mean the Securities Act of 1933, as amended.
          “Securitization” shall mean any (i) financing transaction undertaken by the Company or an Affiliate thereof that is secured, directly or indirectly, by any portion or all of the receivables of the Company and its Subsidiaries or any interest therein, or (ii) any sale, lease or other transfer by the Company or an Affiliate thereof of an interest in any portion or all of the receivables of the Company and its Subsidiaries to or by means of a conduit, trust or special purpose vehicle under the following conditions: (1) the consideration received in exchange for such transfer is cash and/or equity interests in any such entity in an aggregate amount of not less than the reasonably equivalent value of such transferred interests as determined by the Required Holder(s) in the exercise of their reasonable discretion, and (2) the sale is nonrecourse to the Company with respect to collectibility of the transferred receivables.
          “Security Agreement” shall have the meaning given in paragraph 3A(v) hereof.
          “Security Documents” shall mean the Security Agreement, the IP Security Agreement, the Subsidiary Guaranty, the Subsidiary Security Agreement and any other agreement, document or instrument in effect on the date of closing or executed by the Company or any Subsidiary after the date of closing under which the Company or such Subsidiary has granted a lien upon or security interest in any property or assets to the Subordinated Collateral Agent to secure all or any part of the obligations of the Company under this Agreement or the Subordinated Notes or of any Subsidiary Guarantor under the Subsidiary Guaranty, and all financing statements, certificates, documents and instruments relating thereto or executed or provided in connection therewith, each as amended, restated, supplemented or otherwise modified from time to time.
          “Senior Debt” shall mean all Senior Obligations under and as defined in the Intercreditor Agreement; provided that “Senior Debt” shall not include any obligation owed to the Company or any Subsidiary of the Company.
          “Significant Holder” shall mean (i) each Purchaser, so long as such Purchaser or one of its Affiliates shall hold (or be committed under this Agreement to purchase) any Subordinated Note, or (ii) any other Person which, together with its Affiliates, is the holder of at least 5% of the aggregate principal amount of the Subordinated Notes from time to time outstanding.
          “Specified Event” shall mean the consummation of (i) a Qualified IPO or (ii) a Company Sale.
          “Standard & Poor’s” shall mean Standard & Poor’s, a Division of The McGraw-Hill Companies, Inc., and its successors.
          “Stockholders Agreement” shall have the meaning given in paragraph 3A(iii) hereof.
          “Subordinated Collateral Agent” shall have the meaning given in paragraph 3A(v) hereof.
          “Subordinated Notes” shall have the meaning given in paragraph lA hereof.
          “Subsidiary” shall mean, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar function) of such entity, and any partnership or joint venture if more than a 50% interest in profits or capital thereof is owned by such Person or one or more of its Subsidiaries of such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily taken major business actions without the approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company.
          “Subsidiary Guarantors” shall mean Fingerhut Fulfillment Inc., a Delaware corporation, and each other Subsidiary from time to time required to enter into the Subsidiary Guaranty pursuant to paragraph 5N.
          “Subsidiary Guaranty” shall have the meaning given in paragraph 3A(iv) hereof.
          “Subsidiary Security Agreement” shall have the meaning given in paragraph 3A(vi) hereof.
          “Tangible Net Worth” shall mean, at any time:
     (i) the total assets of the Company and its Subsidiaries which would be shown as assets on a consolidated balance sheet of the Company and its Subsidiaries as of such time prepared in accordance with GAAP, after eliminating all amounts properly attributable to minority interests, if any, in the stock and surplus of Subsidiaries, minus

     (ii) the Total Liabilities of the Company and its Subsidiaries as of such time, minus
     (iii) the net book value of all assets, after deducting any reserves applicable thereto, which would be treated as intangible under GAAP, including, without limitation, good will, trademarks, trade names, service marks, brand names, copyrights, patents and unamortized debt discount and expense, organizational expenses and the excess of the equity in any Subsidiary over the cost of the investment in such Subsidiary.
          “Total Liabilities” shall mean, at any time, the total liabilities of the Company and its Subsidiaries which would be shown as liabilities on a consolidated balance sheet of the Company and its Subsidiaries as of such time prepared in accordance with GAAP.
          “Transaction Documents” shall mean this Agreement, the Subordinated Notes, the Warrants, the Investor Rights Agreement, the Stockholders Agreement, the Equityholder Agreement, the VCOC Letter, the Security Documents, the Agreement to Subordinate, the Collateral Agency Agreement and the other agreements, documents, certificates and instruments now or hereafter executed or delivered by the Company or any Subsidiary or Affiliate in connection with this Agreement.
          “Transferee” shall mean any direct or indirect transferee of all or any part of any Subordinated Note purchased by any Purchaser under this Agreement.
          “USA Patriot Act” shall mean United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.
          “VCOC Letter” shall have the meaning given in paragraph 3A(ix) hereof.
          “Warrants” shall have the meaning given in paragraph 1B hereof.
          “Wholly-Owned Subsidiary” shall mean any Subsidiary of the Company all of the outstanding Equity Interests of every class of which is owned by the Company or another Wholly-Owned Subsidiary of the Company, and which has outstanding no options, warrants, rights or other securities entitling the holder thereof (other than the. Company or a Wholly-Owned Subsidiary) to acquire shares of Equity Interests of such Subsidiary. 11C. Accounting and Legal Principles, Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all unaudited financial statements and certificates and reports as to financial matters required to be furnished hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent with the most recent audited consolidated financial statements of the Company and its Subsidiaries delivered pursuant to clause (ii) of paragraph 5A or, if no such statements have been so delivered, the most recent audited financial statements referred to in clause (i) of paragraph 8B. Any reference herein to any specific citation, section or form of law, statute, rule or regulation shall refer to such new, replacement or analogous citation, section or form should citation, section or form be modified, amended or replaced.

12. MISCELLANEOUS.
     12A Subordinated Note Payments. The Company agrees that, so long as any Purchaser shall hold any Subordinated Note, it will make payments of principal of, interest on and any Yield-Maintenance Amount, Prepayment Amount and Specified Event Prepayment Amount payable with respect to such Subordinated Note, which comply with the terms of this Agreement, by wire transfer of immediately available funds for credit (not later than 12:00 noon, New York City time, on the date due) to such Purchaser’s account or accounts as specified in the Purchaser Schedule attached hereto, or such other account or accounts in the United States as such Purchaser may designate in writing, notwithstanding any contrary provision herein or in any Subordinated Note with respect to the place of payment. Each Purchaser agrees that, before disposing of any Subordinated Note, such Purchaser will make a notation thereon (or on a schedule attached thereto) of all principal payments previously made thereon and of the date to which interest thereon has been paid. The Company agrees to afford the benefits of this paragraph 12A to any Transferee which shall have made the same agreement as each Purchaser has made in this paragraph 12A. No holder shall be required to present or surrender any Subordinated Note or make any notation thereon, except that upon the written request of the Company made concurrently with or reasonably promptly after the payment or prepayment in full of any Subordinated Note, the applicable holder shall surrender such Subordinated Note for cancellation, reasonably promptly after such request, to the Company at its principal office.
     12B Expenses. Whether or not the transactions contemplated hereby shall be consummated, the Company shall pay, and save each Purchaser and any Transferee harmless against liability for the payment of, all out-of-pocket expenses arising in connection with such transactions, including:
     (i) (a) all stamp and documentary taxes and similar charges, (b) costs of obtaining a private placement number from Standard and Poor’s Ratings Group for the Subordinated Notes and Warrants and (c) fees and expenses of brokers, agents, dealers, investment banks or other intermediaries or placement agents, in each case as a result of the execution and delivery of this Agreement or the other Transaction Documents or the issuance of the Subordinated Notes;
     (ii) document production and duplication charges and the fees and expenses of any special counsel engaged by such Purchaser or such Transferee in connection with (a) this Agreement, any of the other Transaction Documents and the transactions contemplated hereby or thereby and (b) any subsequent proposed waiver, amendment or modification of, or proposed consent under, this Agreement or any other Transaction Document, whether or not such proposed waiver, amendment, modification or consent shall be effected or granted;
     (iii) the costs and expenses, including attorneys’ and financial advisory fees, incurred by such Purchaser or such Transferee in enforcing (or determining whether or how to enforce or cause the Subordinated Collateral Agent to enforce) any rights under this Agreement, the Subordinated Notes or any other Transaction Document (including, without limitation, to protect, collect, lease, sell, take possession of, release or liquidate any of the Collateral) or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or any other Transaction Document or the transactions contemplated hereby or by reason of your or such Transferee’s having acquired any Subordinated Note or any Warrant, including without limitation costs and expenses incurred in any workout, restructuring or renegotiation proceeding or bankruptcy case;
     (iv) all costs and expenses, including without limitation reasonable attorneys’ fees, preparing, recording and filing all financing statements, instruments and other documents to create, perfect and fully preserve and protect the Liens granted in the Security Documents and the rights of the holders of the Subordinated Notes or of the Subordinated Collateral Agent for the benefit of the holders of the Subordinated Notes; and
     (v) any judgment, liability, claim, order, decree, cost, fee, expense, action or obligation resulting from the consummation of the transactions contemplated hereby, including the use of the proceeds of the Subordinated Notes by the Company.
     The Company also will promptly pay or reimburse each Purchaser or holder of a Subordinated Note (upon demand, in accordance with each such Purchaser’s or holder’s written instruction) for all fees and costs paid or payable by such Purchaser or holder to the Securities Valuation Office of the National Association of Insurance Commissioners in connection with the initial filing of this Agreement and all related documents and financial information, and all subsequent annual and interim filings of documents and financial information related to this Agreement, with such Securities Valuation Office or any successor organization acceding to the authority thereof.
     The obligations of the Company under this paragraph 12B shall survive the transfer of any Subordinated Note or portion thereof or interest therein by any Purchaser or Transferee and the payment of any Subordinated Note.
     12C. Consent to Amendments. This Agreement may be amended, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Company shall obtain the written consent to such amendment, action or omission to act, of the Required Holder(s) except that, without the written consent of the holder or holders of all Subordinated Notes at the time outstanding, no amendment to this Agreement shall change the maturity of any Subordinated Note, or change the principal of, or the rate, method of computation or time of payment of interest on or any Yield-Maintenance Amount, Prepayment Amount or Specified Event Prepayment Amount payable with respect to any Subordinated Note, or affect the time, amount or allocation of any prepayments, or change the proportion of the principal amount of the Subordinated Notes required with respect to any consent, amendment, waiver or declaration. Each holder of any Subordinated Note at the time or thereafter outstanding shall be bound by any consent authorized by this paragraph 12C, whether or not such Subordinated Note shall have been marked to indicate such consent, but any

Subordinated Notes issued thereafter may bear a notation referring to any such consent. No course of dealing between the Company and the holder of any Subordinated Note nor any delay in exercising any rights hereunder or under any Subordinated Note shall operate as a waiver of any rights of any holder of any Subordinated Note. As used herein and in the Subordinated Notes, the term “this Agreement” and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.
     12D. Form, Registration, Transfer and Exchange of Subordinated Notes; Lost Subordinated Notes. The Subordinated Notes are issuable as registered notes without coupons in denominations of at least $100,000, except as may be necessary to (i) reflect any principal amount not evenly divisible by $100,000 or (ii) enable the registration of transfer by a holder of its entire holding of Subordinated Notes; provided, however, that no such minimum denomination shall apply to Subordinated Notes issued upon transfer by any holder of the Subordinated Notes to any other entity or group of Affiliates with respect to which the Notes so issued or transferred shall be managed by a single entity. The Company shall keep at its principal office a register in which the Company shall provide for the registration of Subordinated Notes and of transfers of Subordinated Notes. Upon surrender for registration of transfer of any Subordinated Note at the principal office of the Company, the Company shall, at its expense, execute and deliver one or more new Subordinated Notes of like tenor and of a like aggregate principal amount, registered in the name of such transferee or transferees. At the option of the holder of any Subordinated Note, such Subordinated Note may be exchanged for other Subordinated Notes of like tenor and of any authorized denominations, of a like aggregate principal amount, upon surrender of the Subordinated Note to be exchanged at the principal office of the Company. Whenever any Subordinated Notes are so surrendered for exchange, the Company shall, at its expense, execute and deliver the Subordinated Notes which the holder making the exchange is entitled to receive. Every Subordinated Note surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder of such Subordinated Note or such holder’s attorney duly authorized in writing. Any Subordinated Note or Subordinated Notes issued in exchange for any Subordinated Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Subordinated Note so exchanged or transferred, so that neither gain nor loss of interest shall result from any such transfer or exchange. Upon receipt of written notice from the holder of any Subordinated Note of the loss, theft, destruction or mutilation of such Subordinated Note and, in the case of any such loss, theft or destruction, upon receipt of such holder’s unsecured indemnity agreement, or in the case of any such mutilation upon surrender and cancellation of such Subordinated Note, the Company will make and deliver a new Subordinated Note, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Subordinated Note.
     12E Persons Deemed Owners; Participations. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name any Subordinated Note is registered as the owner and holder of such Subordinated Note for the purpose of receiving payment of principal of, interest on and any Yield-Maintenance Amount, Prepayment Amount or Specified Event Prepayment Amount payable with respect to such Subordinated Note and for all other purposes whatsoever, whether or not such Subordinated Note shall be overdue, and the Company shall not be affected by notice to the contrary. Subject to the preceding sentence, the holder of any Subordinated Note may from time to time grant participations in such Subordinated Note to any Person on such terms and conditions as may be determined by such holder in its sole and absolute discretion.
     12F Survival of Representations and Warranties; Entire Agreement. All representations and warranties contained herein or made in writing by or on behalf of the Company in connection herewith shall survive the execution and delivery of this Agreement, the Subordinated Notes and the other Transaction Documents, the transfer by any Purchaser of any Subordinated Note or portion thereof or interest therein and the payment of any Subordinated Note, and may be relied upon by any Transferee, regardless of any investigation made at any time by or on behalf of any Purchaser or any Transferee. Subject to the preceding sentence, this Agreement, the Subordinated Notes and the other Transaction Documents embody the entire agreement and understanding between the Purchasers and the Company with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter.
     12G Successors and Assigns. All covenants and other agreements in this Agreement contained by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, any Transferee) whether so expressed or not.
     12H. Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is prohibited by any one of such covenants, the fact that it would be permitted by an exception to, or otherwise be in compliance within the limitations of, another covenant shall not (i) avoid the occurrence of a Default or Event of Default if such action is taken or such condition exists or (ii) in any way prejudice an attempt by the holder of any Subordinated Note to prohibit through equitable action or otherwise the taking of any action by the Company or any Subsidiary which would result in a Default or Event of Default.
     12I. Notices. All written communications provided for hereunder shall be sent by first class mail or nationwide overnight delivery service (with charges prepaid) and (i) if to the Subordinated Collateral Agent, addressed to the Subordinated Collateral Agent at the address specified for such communications for Prudential Capital Partners II, L.P., in the Purchaser Schedule attached hereto, or at such other address as the Subordinated Collateral Agent shall have specified to the Company in writing, (ii) if to any Purchaser, addressed to such Purchaser at the address specified for such communications in the Purchaser Schedule attached hereto, or at such other address as such Purchaser shall have specified to the Company in writing, (iii) if to any other holder of any Subordinated Note, addressed to such other holder at such address as such other holder shall have specified to the Company in writing or, if any such other holder shall not have so specified an address to the Company, then addressed to such other holder in care of the last holder of such Subordinated Note which shall have so specified an address to the Company, and (iv) if to the Company, addressed to it at 4400 Baker Road, Minnetonka, Minnesota 55343, Attention: President (Telecopier no. (952) 933-9307; Telephone no. (952) 936-5389) or Chief Financial Officer (Telecopier no. (952) 933-9306; Telephone no. (952) 9323230), with a copy to Attention: General Counsel (Telecopier no. (952) 933-9314; Telephone no.

(952) 932-3151), or at such other address as the Company shall have specified to the Subordinated Collateral Agent and the holder of each Subordinated Note in writing; provided, however, that any such communication to the Company may also, at the option of the Subordinated Collateral Agent or a holder of any Subordinated Note, be delivered by any other means either to the Company at its address specified above or to any officer of the Company if a copy of such communication is sent to the Company as set forth above reasonably promptly thereafter.
     12J Payments Due on Non-Business Days. Anything in this Agreement or the Subordinated Notes to the contrary notwithstanding, any payment of principal of or Yield-Maintenance Amount, Prepayment Amount or Specified Event Prepayment Amount or interest on any Subordinated Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.
     12K Satisfaction Requirement. If any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to any Purchaser or to the Required Holder(s), the determination of such satisfaction shall be made by such Purchaser or the Required Holder(s), as the case may be, in the sole and exclusive judgment (exercised in good faith) of the Person or Persons making such determination.
     12L GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF ILLINOIS (EXCLUDING ANY CONFLICTS OF LAW RULES WHICH WOULD OTHERWISE CAUSE THIS AGREEMENT TO BE CONSTRUED OR ENFORCED IN ACCORDANCE WITH, OR THE RIGHTS OF THE PARTIES TO BE GOVERNED BY, THE LAWS OF ANY OTHER JURISDICTION).
     12M SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR THE SUBORDINATED NOTES MAY BE BROUGHT IN THE COURTS OF THE STATE OF ILLINOIS IN COOK COUNTY, ILLINOIS, OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF ILLINOIS AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE COMPANY HEREBY IRREVOCABLY ACCEPTS, UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS WITH RESPECT TO ANY SUCH ACTION OR PROCEEDING. THE COMPANY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT ITS ADDRESS PROVIDED IN PARAGRAPH 121 OR TO CT CORPORATION SYSTEM AT 208 S. LASALLE STREET, 8TH FLOOR, CHICAGO, ILLINOIS 60604, SUCH SERVICE TO BECOME EFFECTIVE UPON RECEIPT. THE COMPANY AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION BY SUIT ON SUCH

JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY HOLDER OF A SUBORDINATED NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY OTHER JURISDICTION. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS BROUGHT IN ANY OF THE AFORESAID COURTS AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE COMPANY HAS OR MAY HEREAFTER ACQUIRE IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OF NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION, EXECUTION OR OTHERWISE WITH RESPECT TO ITSELF OR ITS PROPERTY), THE COMPANY HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT. THE COMPANY AND EACH PURCHASER HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY.
     12N. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
     12O. Descriptive Headings; Advice of Counsel; Interpretation. The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement. Each party to this Agreement represents to the other parties to this Agreement that such party has been represented by counsel in connection with this Agreement, the Subordinated Notes and the other Transaction Documents, that such party has discussed this Agreement, the Subordinated Notes and the other Transaction Documents with its counsel and that any and all issues with respect to this Agreement, the Subordinated Notes and the other Transaction Documents have been resolved as set forth herein. No provision of this Agreement, the Subordinated Notes or any other Transaction Document shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured, drafted or dictated such provision.
     12P Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts (or counterpart signature pages), each of which counterparts shall be an original but all of which together shall constitute one instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.
     12Q Severalty of Obligations. The sales of Subordinated Notes to the Purchasers are to be several sales, and the obligations of the Purchasers under this Agreement are several obligations. No failure by any Purchaser to perform its obligations under this Agreement shall relieve any other Purchaser or the Company of any of its obligations hereunder, and no Purchaser shall be responsible for the obligations of, or any action taken or omitted by, any other Purchaser hereunder.
     12R Independent Investigation. Each Purchaser represents to and agrees with each other Purchaser that it has made its own independent investigation of the condition (financial and otherwise), prospects and affairs of the Company and its Subsidiaries in connection with its purchase of the Notes hereunder and has made and shall continue to make its own appraisal of the creditworthiness of the Company. No holder of Subordinated Notes shall have any duties or responsibility to any other holder of Subordinated Notes, either initially or on a continuing basis, to make any such investigation or appraisal or to provide any credit or other information with respect thereto. No holder of Subordinated Notes is acting as agent or in any other fiduciary capacity on behalf of any other holder of Subordinated Notes.
     12S Directly or Indirectly. Where any provision in this Agreement refers to actions to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether the action in question is taken directly or indirectly by such Person.
     12T Confidential Information. For the purposes of this paragraph 12T, “Confidential Information” shall mean information delivered to any Purchaser or any other holder of a Security by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement or any other Transaction Document that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser or holder as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (i) was publicly known or otherwise known to such Purchaser or such holder prior to the time of such disclosure, (ii) subsequently becomes publicly known through no act or omission by such Purchaser or such holder or any Person acting on such Purchaser’s or such holder’s behalf, (iii) otherwise becomes known to such Purchaser or such holder other than through disclosure by the Company or any Subsidiary or (iv) constitutes financial statements delivered to such Purchaser or such holder under paragraph 5A that are otherwise publicly available. Each Purchaser and each other holder of a Security will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser or such holder in good faith to protect confidential information of third parties delivered to such Purchaser or such holder, provided that such Purchaser or such holder may deliver or disclose Confidential Information to (1) such Purchaser’s or such holder’s directors, trustees, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by such Purchaser’s or such holder’s Securities), (2) such Purchaser’s or such holder’s financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this paragraph 12T, (3) any other holder of any Security, (4) any Institutional Investor to which such Purchaser or such holder sells or offers to sell such Security or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this paragraph 12T), (5) any Person from which such Purchaser or such holder offers to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this paragraph 12T), (6) any federal or state regulatory authority having jurisdiction over such Purchaser or such holder, (7) the National Association of Insurance Commissioners or the Securities Valuation Office thereof or, in each case, or any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s or such holder’s investment portfolio or (8) any other Person to which such delivery or disclosure may be necessary or appropriate (A) to effect compliance with any law, rule, regulation or order applicable to such Purchaser or such holder, (B) in response to any subpoena or other legal process, (C) in connection with any litigation to which such Purchaser or such holder is a party or (D) if an Event of Default has occurred and is continuing, to the extent such Purchaser or such holder may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s or such holder’s Notes, this Agreement and the other Transaction Documents. Each holder of a Security, by its acceptance of a Security, will be deemed to have agreed to be bound by and to be entitled to the benefits of this paragraph 12T as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Security of information required to be delivered to such holder under this Agreement or another Transaction Document or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this paragraph 12T.
     12U. Original Issue Discount. The Company and the Purchasers hereby acknowledge and agree that (i) the fair market value of the Warrants on their date of issuance is equal to an amount which is less than the product of (a) one-quarter of one percent (0.25%) of the stated redemption price at maturity (as such term is defined in the Code) of the Subordinated Notes and (b) the number of complete years to maturity of the Subordinated Notes, (ii) a portion of the purchase price of the Subordinated Notes which is less than the product described in clause (i), above, will be allocable to the Warrants pursuant to Treas. Reg. 1.1273-2(h), with the balance of the purchase price of the Subordinated Notes allocable to the Subordinated Notes, and (iii) pursuant to Treas. Reg. 1.1273, the original issue discount on the Subordinated Notes shall be considered to be zero. The foregoing agreement shall be applicable for all United States federal, state and local tax purposes of the Company and the Purchasers.
     12V. Binding Agreement. When this Agreement is executed and delivered by the Company and each of the Purchasers it shall become a binding agreement between the Company and each of the Purchasers.
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Very truly yours,
By:	/s/ Brian Smith
	Name:	Brian Smith
	Title:	Chief Executive Officer and President

The foregoing Agreement is hereby accepted as of the date first above written. PRUDENTIAL CAPITAL PARTNERS II, L.P. By: Stetson Street Partners, L.P., its general partner

By:	/s/ [ILLEGIBLE]
Vice President

PRUDENTIAL CAPITAL PARTNERS MANAGEMENT FUND II, L.P. By: Mulberry Street Holdings, LLC, its general partner By: Prudential Investment Management, Inc., its managing member

By:	/s/ [ILLEGIBLE]
Vice President

PRUDENTIAL CAPITAL PARTNERS (PARALLEL FUND) II, L.P. By: Stetson Street Partners, L.P., its general partner

By:	/s/ [ILLEGIBLE]
Vice President